UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

    INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Acxiom Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
(4)	Date Filed:

ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 16, 2012

Please join us for the 2012 Annual Meeting of Stockholders of Acxiom Corporation (the “Company”).  The meeting will be held on August 16, 2012, at 8:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas for the following purposes:

1.	To elect as directors the three nominees named in the attached proxy statement for a three-year term expiring in 2015;

2.	To vote on an advisory (non-binding) resolution to approve executive compensation;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2013; and

4.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

           Only holders of the Company’s common stock of record at the close of business on June 19, 2012 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.  Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying proxy statement.

    As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet.  As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders.  The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials.  This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary
Little Rock, Arkansas
June 28, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY.  PRIOR TO THE MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 16, 2012:  The Company's Proxy Statement and Annual Report on Form 10-K for fiscal year 2012 are available electronically at http://www.edocumentview.com/ACX.

ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

Corporate website: www.acxiom.com

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation (the “Company” or “Acxiom”), to be used at its 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”) to be held on August 16, 2012 at 8:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas, and at any postponement or adjournment thereof.  The proxy statement is being furnished to stockholders beginning on June 28, 2012.   As a stockholder, you are invited to attend the meeting and are entitled and requested to vote on the proposals described in this proxy statement.  Please read this proxy statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your proxy card.

Shares represented by properly executed proxies will be voted at the meeting.  If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice.  If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of Acxiom’s Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2012 ANNUAL MEETING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Under rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, on or about June 28, 2012, the Company is sending a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholders who have requested otherwise.  All stockholders will have the ability to access the proxy materials on the website referred to in the notice.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice.  In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.  The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:           Who can vote?

A:
If you owned any shares of Acxiom common stock at the close of business on June 19, 2012 (the record date for the 2012 Annual Meeting) you are entitled to vote the number of shares you owned as of that date.  These shares include (1) shares held directly in your name as the stockholder of record, (2) shares held for you as the beneficial owner in street name through a stockbroker or bank, and (3) shares purchased through Acxiom’s Retirement Savings Plan and/or employee stock purchase plan.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Beneficial owners: Most Acxiom stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.

Stockholders of record: If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a proxy card has been sent directly to you by Acxiom.

Q:	How can I vote my shares?

A:	There are four ways to vote:

•
By Internet.  You can submit a proxy over the Internet to vote your shares at the 2012 Annual Meeting by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested and received a full set of the proxy materials by mail or email.

•
By telephone. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy over the telephone to vote your shares at the 2012 Annual Meeting by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares at the 2012 Annual Meeting by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.

•
In person. If you are a stockholder of record, you may vote in person at the 2012 Annual Meeting. If you desire to vote in person at the 2012 Annual Meeting, please request a ballot when you arrive.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the 2012 Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Q:	How do I vote if I hold my shares as a participant in Acxiom’s 401(k) Retirement Savings Plan?

A:
If you hold shares as a participant in Acxiom’s 401(k) Retirement Savings Plan, you must submit your vote to the Plan’s trustee no later than 11:59 p.m. CDT on August 12, 2012 in order to allow sufficient time for your vote to be tabulated by the trustee. Due to the tabulation requirements of the plan administrator, participants in Acxiom’s 401(k) Retirement Savings Plan may not vote their shares in person at the meeting.

Q:	Can I change my vote?

A:
Any stockholder executing a proxy retains the right to revoke it at any time prior to the final vote at the 2012 Annual Meeting.  You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom’s Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201; (ii) submitting another vote over the Internet or telephone; or (iii) by attending the 2012 Annual Meeting and voting in person.  However, your attendance at the 2012 Annual Meeting will not automatically revoke your proxy unless you specifically so request.  A stockholder’s last vote is the vote that will be counted.

Q:           How many shares can I vote?

A:
You may vote all of the shares of Acxiom common stock you hold as of the record date, June 19, 2012.  Each share of common stock is entitled to one vote.  A list of our stockholders will be available for review at our principal offices, 601 E. Third Street, Little Rock, Arkansas 72201, for at least 10 days prior to the 2012 Annual Meeting.

Q:           Who will count the votes?

A:	A representative of Computershare Investor Services will count the votes and will serve as the inspector of the election.

Q:           What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form.  Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted.  Please sign each proxy card exactly as your name appears on the card.  For joint accounts, each owner should sign the proxy card.  When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What vote is required to pass an item of business?

A:
Holders representing a majority of the total number of the Company’s outstanding shares of common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the 2012 Annual Meeting is required to elect as directors the three nominees named in this proxy statement, to approve the non-binding, advisory vote related to executive compensation, and to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2012.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2012 Annual Meeting or how to vote your shares, please contact:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017
888-616-2620 (Toll Free)
212-616-2180 (International)

 OUTSTANDING STOCK AND VOTING RIGHTS

Generally.  On the record date, June 19, 2012, there were outstanding and entitled to vote 75,479,358 shares of the Company’s common stock.  The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2012 Annual Meeting.  If a quorum is established, each holder of common stock shall be entitled to one vote on the matters presented at the 2012 Annual Meeting for each share of common stock outstanding in his or her name.

Election of Directors.  Article III, Section 2(b) of the Company’s bylaws provides that in an uncontested election for directors each director will be elected by the vote of a majority of the votes cast at the meeting, either in person or by proxy.  A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.  In an election in which the number of nominees exceeds the number of directors to be elected (a contested election), the directors will be elected by the vote of a plurality of the votes cast at the meeting, either in person or by proxy.  In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected.  In this case, the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board.  The Board will act upon a tendered resignation within ninety days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.  If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy on the Board.  To fill a vacancy on the Board, the Governance/Nominating Committee of the Board will identify and recommend the new director candidate to the full Board in accordance with its policies and procedures.  To be elected to the Board, the new candidate must be approved by the affirmative vote of the remaining directors then in office.

Advisory Vote on Executive Compensation.  In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations of the SEC, the Company is seeking advisory approval from its stockholders of the compensation of the Company’s named executive officers during fiscal year 2012, as described herein (Proposal No. 2).  Approval of the advisory resolution listed in Proposal No. 2 requires the affirmative vote of a majority of votes cast on the matter.  The resolution approving executive compensation and the stockholder vote to adopt such resolution, however, are merely advisory and are not binding on the Company, the Board of Directors, or the Compensation Committee of the Board of Directors.  Despite the fact that the resolution and the vote to adopt such resolution are non-binding, the Board of Directors will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation programs.

Ratification of KPMG.  Ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal 2013 requires an affirmative vote of a majority of the votes cast at the meeting.  A majority of votes cast means that the number of shares cast “for” the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal 2013 exceeds the number of votes cast “against” such ratification.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to the stockholders.

Abstentions and Broker Non-Votes.  A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the existence of a quorum.  Abstentions will have no impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  In those instances, if a beneficial owner does not give the broker or nominee specific voting instructions, the owner’s shares may not be voted on those matters and a broker non-vote will occur.   The election of directors (Proposal No. 1) and the advisory vote regarding the Company’s executive compensation (Proposal No. 2) are considered to be non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner.  Consequently, there may be broker non-votes with respect to these proposals.  However, broker non-votes will have no impact on the outcome of these proposals because a broker non-vote is not considered a vote cast for voting purposes.  On the other hand, the ratification of KPMG (Proposal No. 3) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

ELECTION OF DIRECTORS
 (Proposal No. 1 of the Proxy Card)

The number of members of the Acxiom Board of Directors is currently set at nine and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s bylaws.  Our Certificate of Incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of the following current directors expire at the 2012 Annual Meeting:  Michael J. Durham, Dr. Ann Die Hasselmo and William J. Henderson.  Mr. Durham, who has served as a director since 2006, previously announced that he would not seek re-election to the Board at the 2012 Annual Meeting. The Board, upon the recommendation of the Governance/Nominating Committee, has nominated Dr. Hasselmo and Mr. Henderson, along with Mr. John L. Battelle, to stand for election as directors at the 2012 Annual Meeting. Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2015 Annual Meeting or until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.   The Board of Directors expects that all of the nominees will be available for election but, in the event that any of the nominees are not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2012 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the meeting.  The following descriptions also outline the specific experience, qualifications, attributes, and skills that qualify each person to serve on the Company’s Board of Directors.

Nominees for Director with Terms Expiring in 2015

John L. Battelle

Mr. Battelle, age 46, is an entrepreneur, journalist, professor, and author who has founded or co-founded various online, conference, magazine, and other media businesses. In 2005, he founded the Internet media company Federated Media Publishing, where he serves as executive chairman. He is the executive producer and program chair of the Web 2 Summit and maintains Searchblog, an ongoing daily site which covers the intersection of media, technology and culture at www.battellemedia.com.  From 2001 - 2004 he occupied the Bloomberg chair in Business Journalism for the Graduate School of Journalism at the University of California, Berkeley. He served from 1997 - 2001as chairman and CEO of Standard Media International (SMI) and  publisher of The Industry Standard and TheStandard.com.  Prior to that, he was a co-founding editor of Wired magazine and Wired Ventures. Mr. Battelle currently sits on the board of directors of the Interactive Advertising Bureau and was a founding board member of the Online Publishers Association. In 2005, Mr. Battelle authored The Search: How Google and Its Rivals Rewrote the Rules of Business and Transformed Our Culture (Penguin/Portfolio), an international bestseller published in more than 25 languages. He is an expert in the field of media and technology, and has appeared on national and international news channels such as CBS, BBC, CNN, PBS, Discovery and CNBC. Honors and awards include: “Global Leader for Tomorrow” and “Young Global Leader” by the World Economic Forum in Davos, Switzerland; finalist rank in the 2000 “Entrepreneur of the Year” competition by Ernst & Young; “Innovator – One of Ten Best Marketers in the Business” by Advertising Age; and one of the “Most Important People on The Web” by PCWorld. Mr. Battelle holds a bachelor’s degree in anthropology and a master’s degree in journalism from the University of California, Berkeley.

As an entrepreneur with an extensive background in digital publishing and digital advertising, Mr. Battelle provides the Board with a breadth of media-related experience that will assist the Company in executing its growth strategy.  Additionally, his operational and advisory roles with various media businesses qualify him to serve on the Board.

Ann Die Hasselmo, Ph.D.

Dr. Hasselmo, age 67, has been a director of Acxiom since 1993 and serves as chair of the Governance/Nominating Committee and as a member of the Audit/Finance Committee of the Board.  She is president of the American Academic Leadership Institute – AALI (formerly Academic Search Consultation Service and the parent company of Academic Search, Inc.) in Washington, D.C.  The mission of AALI is to advance leadership in higher education and to provide programs, initiatives and grants that foster leadership identification and development, and promote the success of college and university presidents, boards of trustees and the institutions they serve.  Prior to assuming her current position with AALI/Academic Search, Dr. Hasselmo was vice president and partner in A.T. Kearney, Inc.’s higher education practice.  From 1992 - 2001, she served as president of Hendrix College in Conway, Arkansas.  She served as a member of the board of visitors of Air University of the U.S. Air Force and as a member of the board of directors of the National Merit Scholarship Corporation.  She is past chair of the board of directors for Educational and Institutional Insurance Administrators, the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council, and the American Council on Education’s Council of Fellows.  Her memberships have included the American Council on Education board, the Arkansas Repertory Theatre board and the NCAA Executive Committee.  She formerly served as dean of H. Sophie Newcomb College and associate provost at Tulane University.  Dr. Hasselmo holds a Ph.D. in counseling psychology from Texas A&M University, a master’s degree from the University of Houston, and she graduated summa cum laude from Lamar University.

Dr. Hasselmo’s experience with executive search, higher education leadership, consultation, and as a licensed psychologist with organizational behavior training offers a unique set of skills to the Board, particularly her current professional consultation to higher education regents and trustees in the areas of board recruitment, director orientation and education, board evaluation, board structure and governance, and succession planning.  The extensive management and administrative experience obtained during her tenure as a college president and her governance background well qualify Dr. Hasselmo to serve as chair of the Board of Directors’ Governance/Nominating Committee.

William J. Henderson

Mr. Henderson, age 65, has been a director of Acxiom since 2001 and serves as chair of the Compensation Committee and as a member of the Governance/Nominating Committee of the Board.  He is the founder and principal of Hold The Eye Images, Inc., a video, photographic and applications business.  Mr. Henderson also serves as a director and chairs the compensation committee of comScore Networks (NASDAQ: SCOR).  In the past seven years, he has served as chief executive officer of Bestline Research and as chief operations officer of Netflix Inc. (NASDAQ: NFLX), as well as working as a consultant.  From 1998 until his retirement from the United States Postal Service (USPS) in 2001, Mr. Henderson was the 71st postmaster general and the fifth career employee to lead the world’s largest postal system. From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer. From 1992 to 1994, he served the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership. In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry. He also served on the advisory boards of the Committee for Economic Development and Nature’s Best magazine. He is a fellow with the National Academy of Public Administration.  Mr. Henderson holds a bachelor’s degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Mr. Henderson’s knowledge of the direct marketing industry and his experience as postmaster general, and more recently as an officer of and advisor to high-tech companies, particularly qualify him to serve on our Board.  His management background and his experience chairing the compensation committee of another public company particularly qualify him to serve as Acxiom’s Compensation Committee chair, and his service on the board of another high-tech public company in the marketing arena allows him to provide additional value to the Acxiom Board of Directors.

Directors Whose Terms Expire in 2013

Jerry D. Gramaglia

Mr. Gramaglia, age 56, has been a director of Acxiom since 2009 and serves as the Non-Executive Chairman of the Acxiom Board of Directors and as a member of the Executive Committee and Governance/Nominating Committee.  He recently served as Acxiom’s interim Chief Executive Officer and President while a search was conducted for a new CEO.  Mr. Gramaglia, a private investor and advisor to technology start-ups, previously served as partner for Arrowpath Venture Partners, and as president and chief operating officer of E*TRADE Group Inc. (NASDAQ: ETFC).  Mr. Gramaglia began his career at Procter & Gamble and later held senior marketing and general management positions for Nestle, PepsiCo, Imasco and Sprint.  He currently serves on the boards of Coldwater Creek (NASDAQ: CWTR), a national retailer of women’s apparel, and WageWorks (NYSE:  WAGE), a privately held leading provider of tax-advantaged employee benefits. He holds a bachelor’s degree in economics from Denison University.

Mr. Gramaglia’s experience as president, chief operating officer and chief marketing officer of a public company, his service on the board of another public company, and his marketing, financial, technology and management expertise qualify him to serve on our Board. Through his experience, Mr. Gramaglia brings an extensive, multi-disciplined perspective to the Board.  As an advisor to early-stage companies, Mr. Gramaglia’s knowledge of cutting-edge technological developments is particularly valuable as new and emerging technologies are important factors that contribute to the success of the Company.  His previous executive and board experience provide him with key skills in working with the other directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management, all of which qualify him to serve as the Non-Executive Chairman of the Board.

Clark M. Kokich

Mr. Kokich, age 60, has been a director of Acxiom since 2009 and serves on the Audit/Finance Committee and Governance/Nominating Committee of the Board.  He is the chairman of Razorfish, a leading Seattle-based global consultancy in digital marketing and technology.  Razorfish became a wholly owned subsidiary of Publicis in October 2009.  Mr. Kokich has been with Razorfish for over ten years, serving in a number of key positions, including chief executive officer.  Prior to joining Razorfish, he was CEO of Calla Bay, Inc., and prior to that he was director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent twelve years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather.  He is a director of Rocket Fuel, Inc., an advertising technology company, and serves on the board of trustees for Childhaven, a Seattle children’s charity.  Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.

Mr. Kokich’s qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience.  This combination of experience in both management and marketing allow him to understand the Company’s challenges in a global marketplace.  Based on his service as a chief executive officer and his financial sophistication, Mr. Kokich is also deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Kevin M. Twomey

Mr. Twomey, age 65, has been a director of Acxiom since 2007 and serves as chair of the Audit/Finance Committee and as a member of the Compensation Committee and the Executive Committee of the Board.  He was president of The St. Joe Company from 1999 until his retirement in 2006.   He is currently a director and chairman of the risk and finance committee of PartnerRe (NYSE:  PRE), an international reinsurance company, and also serves as a member of PartnerRe’s governance committee.  He is a director of Prime Property Fund LLC, a privately held company organized as a REIT and managed on behalf of investors by Morgan Stanley.  He previously served as a director of Doral Financial Corporation (NYSE: DRL) from 2007 – 2009, of Novelis from 2006 – 2007, and of Intergraph Corporation from 2004 – 2006.  Prior to joining The St. Joe Company, Mr. Twomey was vice chairman of the board of directors and chief financial officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America.  Prior to joining Ahmanson in 1993, he was chief financial officer at First Gibraltar Bank, a company owned by MacAndrews & Forbes Holdings.  Mr. Twomey served on the board of trustees of the University of North Florida and of the University of North Florida Funding Corporation, and he was the chairman of the board of trustees of the United Way of Northeast Florida.  He holds a bachelor’s degree in history from the University of Virginia and master’s degrees from Duke University (business administration) and The George Washington University (administration / systems management).

Mr. Twomey’s years of executive experience as a president, chief financial officer and chief operating officer of a public company and his past and current service on the boards of both public and private companies qualify him to serve on our Board.  His extensive management experience provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations.  In addition, his business and banking background, together with his extensive financial expertise, particularly qualify him to chair the Audit/Finance Committee, and he is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Directors Whose Terms Expire in 2014

Timothy R. Cadogan

Mr. Cadogan, age 41, has been a director since May 2012.  He is the chief executive officer of OpenX, one of the world’s leading providers of digital advertising technology, enabling businesses to manage and maximize their advertising revenue. From 2003-2008 Mr. Cadogan served as senior vice president of Global Advertising Marketplaces at Yahoo! (NASDAQ: YHOO).  He oversaw the primary advertising product lines including Display, Search and Video. Previously at Yahoo!, he was vice president of Search where he was responsible for both the consumer search and paid search businesses. Prior to his service at Yahoo!, Mr. Cadogan was vice president of Search at Overture (formerly GoTo.com). Prior to his service with Overture, he was a consultant at The Boston Consulting Group and McKinsey & Company.  He holds a BSc degree from The London School of Economics, an MPhil degree in international relations from Oxford University, and an MBA from Stanford University.

Mr. Cadogan’s qualifications to serve on the Board include his extensive experience in the fields of digital advertising and technology as well as his years of management experience.  As the chief executive officer of a digital advertising business, Mr. Cadogan has insight into managing complex business operations and overseeing business risk.

William T. Dillard II

Mr. Dillard, age 67, has been a director of Acxiom since 1988 and serves on the Audit/Finance Committee and the Compensation Committee of the Board.   He has served as a member of the Dillard’s, Inc. (NYSE: DDS) board of directors since 1968 and currently serves as the chairman of the board and chief executive officer of Dillard’s, Inc., a chain of traditional department stores based in Little Rock, Arkansas, with approximately 284 store locations and 18 clearance centers spanning 29 states.  In addition to Dillard’s, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. (NYSE: BKS).  He served as the Company's lead independent director from 2006 - 2007.  He holds a bachelor’s degree in business administration from the University of Arkansas and an MBA from Harvard University.

Mr. Dillard’s qualifications to serve on our Board include his experience as the chairman and CEO of a public company, his financial acumen, and his service on the boards of other public companies.  Mr. Dillard’s understanding of corporate planning, risk management, executive compensation, and capital markets are an invaluable asset to our Board.  Based on his service as a chief executive officer and his financial sophistication, Mr. Dillard is also deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Scott E. Howe

Mr. Howe, age 44, is the Company’s Chief Executive Officer and President. He joined Acxiom in July 2011.  Prior to joining Acxiom he co-founded and served as interim CEO and president of King of the Web, Inc., a portfolio of online game shows.  From 2007 – 2010, he served as corporate vice president of Microsoft Advertising Business Group. In this role, he managed a multi-billion dollar business encompassing all emerging businesses related to online advertising, including search, display, ad networks, in-game, mobile, digital cable and a variety of enterprise software applications. From 2004 – 2007, Scott was a corporate officer at aQuantive where he managed three lines of business, including Avenue A|Razorfish (one of the world’s largest digital agencies), DRIVE Performance Media (now Microsoft Media Network) and Atlas International (one of the top two applications for enterprise software for advertising). Earlier in his career, he was with The Boston Consulting Group and Kidder, Peabody & Company, Inc.  He serves on the Board of Directors of the Center for Medical Weight Loss.  He graduated magna cum laude from Princeton University with a bachelor’s degree in economics and holds an MBA from Harvard University.

The Board of Directors believes it is important that Acxiom’s Chief Executive Officer serves on the Board, as the position of CEO puts Mr. Howe in a unique position to understand the challenges and issues facing the Company.  Mr. Howe’s qualifications for election to the Board include the demonstrated leadership skills and experience that qualify him to serve as CEO and President of the Company, which includes 13 years of management experience in the digital advertising industry.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of Mr. Battelle, Dr. Hasselmo and Mr. Henderson at the 2012 Annual Meeting.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201.  Acxiom’s management and the Board of Directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Board and Committee Matters

Mr. Gramaglia is currently the Non-Executive Chairman of the Board.  All of the Company’s current non-employee directors have been determined by the Board to be independent.  In making these determinations, the Board reviewed the directors’ relationships, if any, with Acxiom, and determined that there are no relationships which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.

The relationships considered by the Board in assessing each director’s independence included consideration of the fact that during the past fiscal year, Mr. Gramaglia served for a four-month period as interim Chief Executive Officer and President of the Company while a search was conducted for a permanent employee for that position.  His appointment as Non-Executive Chairman of the Board was made after the conclusion of his service as interim Chief Executive Officer and President.  The Board affirmatively determined that Mr. Gramaglia’s service in the interim position would not interfere with his ability to exercise independent judgment in carrying out his responsibilities as a director.

The Board also considered the fact that during the past fiscal year, one of the Company’s former subsidiaries had a contractual agreement with Dillard’s, Inc., of which director William T. Dillard II is the Chairman and CEO.  The subsidiary provided background screening services to Dillard’s in connection with their hiring of new employees.  Mr. Dillard was not personally involved in the selection of the Company’s former subsidiary to perform the background screening services.  The charges for the services were at the subsidiary’s standard rates and totaled approximately $96,000 during fiscal year 2012.  This amount represents less than 0.01% of the total revenue of both the Company and Dillard’s for the most recent fiscal year of each company, and it has been deemed by the Board to be immaterial.  This relationship was not required to be disclosed in this proxy statement as a “related-party transaction” under the rules and regulations of the SEC.

Additionally, the Board has affirmatively determined that there are no other factors involving any of the other non-employee directors which would interfere with their ability to exercise independent judgment in carrying out their responsibilities as directors.

Our corporate governance principles give the Board of Directors the discretion to either separate or combine the positions of chief executive officer and chairman.  Since 2007, these positions have been separated. The Board of Directors believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman.  Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for a separate director to discharge the role of lead director.  Separation of the two roles also enhances our corporate governance profile.

Quarterly meetings of the Board are held to review the Company’s strategy, financial performance, enterprise risks, and significant developments and to act on matters requiring Board approval.  If issues arise which require the full Board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent.  Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management.   During the last fiscal year, the Board of Directors met eight times and took action pursuant to unanimous written consent two times.    All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year.  Directors are expected to attend all Board and stockholder meetings whenever possible.  At the 2011 Annual Meeting of Stockholders, all directors then serving on the Board were in attendance.

  The Board currently has a standing Audit/Finance Committee, Compensation Committee and Governance/Nominating Committee.  In the past fiscal year, the Audit/Finance Committee met nine times. The Compensation Committee met 15 times and took action pursuant to unanimous written consent in lieu of a meeting one time. The Governance/Nominating Committee met seven times.

           Copies of the committees’ charters are posted on the Company’s website at www.acxiom.com, and a description and a list of the current members of each committee is set forth below.

Audit/Finance Committee.  The members of the Audit/Finance Committee currently are Mr. Twomey (Chair), Mr. Dillard, Mr. Durham, Dr. Hasselmo and Mr. Kokich, each of whom is deemed independent under the NASDAQ listing standards and SEC rules.

The Audit/Finance Committee assists the Board in overseeing Acxiom’s financial statements and financial reporting process; risk management; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance and ethics programs as established by management and the Board.  In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure.  It recommends and prioritizes capital and financial commitments, monitors related performance measurements and reviews annual operating and capital budgets.  The committee also reviews large capital and unbudgeted expenditures.  Proposed acquisitions and divestitures are reviewed by the committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies.  The Board has determined that Mr. Twomey, Mr. Dillard, Mr. Durham and Mr. Kokich qualify as “audit committee financial experts” as defined in SEC rules.

Compensation Committee.  The members of the Compensation Committee currently are Mr. Henderson (Chair), Mr. Dillard, Mr. Durham and Mr. Twomey, each of whom is deemed independent under the NASDAQ listing standards.

The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for Acxiom’s executive officers, and it administers the Company’s equity-based compensation plans.  The committee annually reviews and makes recommendations to the full Board regarding the annual goals and objectives for the CEO and makes a recommendation to the full Board regarding his compensation (except for that portion of the CEO’s compensation intended to qualify under Section 162(m), which is determined by the committee after consultation with the full Board).  The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically and considers any risks associated with the plans and whether they are philosophically aligned with the executive officers’ compensation programs.

Governance/Nominating Committee.  The members of the Governance/Nominating Committee currently are Dr. Hasselmo (Chair), Mr. Gramaglia, Mr. Henderson and Mr. Kokich, each of whom is deemed independent under the NASDAQ listing standards.

This committee is responsible for reviewing and making recommendations to the Board with regard to the following:  corporate governance principles, management succession plan, structure of Board committees, compensation of directors, self-evaluation process for the Board, ethics compliance programs, director orientation and director education programs.  In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  The committee’s charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.

The Governance/Nominating Committee is also responsible for screening and recommending qualified candidates to the Board for membership, and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company’s stockholders.  All nominations or appointments to the Board are approved by the full Board of Directors. Directors who are up for renomination recuse themselves from votes regarding their own nominations at both the committee and the Board level.

The Governance/Nominating Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders. The committee has the authority to retain search firms to identify director candidates and to approve the search firm’s fees and other retention terms.  The committee periodically reviews with the Chairman of the Board and the Chief Executive Officer the appropriate skills and characteristics required of Board members.  In reviewing potential candidates, the Governance/Nominating Committee considers applicable Board and committee independence requirements imposed by the various committee charters, the NASDAQ listing standards and applicable law. The committee also considers, on a case-by-case basis, the number of other boards and board committees on which a director candidate serves.

In the case of the current Board nominee, John L. Battelle, the Governance/Nominating Committee compiled a list of potential Board candidates with the experience, expertise and personal and professional reputations that the Governance/Nominating Committee believed would benefit the Board and the Company.  The Governance/Nominating Committee compiled this list through independent industry research and from recommendations provided by Board members, executive officers, including the Company’s chief executive officer, and third-party search firms.  From this list, Mr. Battelle was selected as a nominee based upon his reputation and experience across various industries relevant to the Company’s operations.

The committee and Board seek directors who possess the highest personal and professional integrity, ethics and values, who are committed to representing the long-term interests of the stockholders and have an objective perspective and mature judgment.  Among the various criteria for selection as a Board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to Board duties, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principle operations.  The Governance/Nominating Committee and Board seek candidates who demonstrate a willingness to evaluate management performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom.

The Governance/Nominating Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director must meet the qualifications set forth in our corporate governance principles and the Governance/Nominating Committee charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology.  While the Governance/Nominating Committee continually seeks to identify potential candidates who would further enhance the diversity of the Board, it does not have a formal policy with respect to diversity.  Nominees must also comply with the Board of Directors’ code of business conduct and ethics, a copy of which is posted in the corporate governance section of our website at www.acxiom.com.

In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the Governance/Nominating Committee in the same manner as nominees proposed by other sources.  To be considered by the Governance/Nominating Committee, a stockholder nominee must be submitted to the corporate secretary at the address and within the timeframe specified under the section of this proxy statement entitled “Stockholder Proposals.”  It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than five percent of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Other Committees.  In addition to the committees described above, the Board may establish other committees including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management

Management has the primary responsibility for identifying and managing the risks facing Acxiom, subject to the oversight of the Board of Directors.  The committees of the Board assist in discharging the Board’s risk oversight role by performing the subject matter responsibilities outlined above in the description of each committee. The Board of Directors retains full oversight responsibility for all subject matters not assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends including the impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board of Directors, through the Audit/Finance Committee, supplements its ability to discharge its risk oversight role by receiving quarterly reports on the results of risk assessments that are prepared by the Company’s director of risk management and internal audit team.  These reports are used to assist the Audit/Finance Committee to analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan.  The Company’s director of risk management and internal audit team prepare the risk assessment by conducting risk assessment interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks. Risks related to the Company’s compensation programs are overseen by the Board’s Compensation Committee.

Communication with Directors

Stockholders and other interested parties may contact an individual director, the Chairman of the Board, the Board as a group, or a specified Board committee or group of directors, as follows:

Mail:                      Acxiom Board of Directors
P.O. Box 250266
Little Rock, AR 72225-0266

E-mail:                                Directors@acxiom.com

Telephone:                      866-513-0188 or 501-342-8888

Each communication should specify the applicable addressees to be contacted as well as the general topic of the communication. Communications relating to Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee.  Incoming messages are monitored by an independent third party who receives and processes the communications before forwarding them to the addressee(s).  Depending on the subject matter, communications may be referred to departments within Acxiom.  Communications that are primarily commercial in nature, as well as marketing solicitations, will generally not be forwarded to the directors.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 2 of the Proxy Card)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s “Named Executive Officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement.

In accordance with the Company’s compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the business goals set by the Company on an annual and a long-term basis.  Key objectives of our compensation programs are to:

•	align leadership compensation with the business strategy, values and management initiatives;
•	align Company executives’ interests with stockholders’ interests;
•	motivate executives to achieve the highest level of performance;
•	provide a strong link between pay and performance; and
•	attract and retain the best executives through competitive, market-based plans.

Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the “Compensation Discussion and Analysis” section below. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

In light of the foregoing, we ask that stockholders vote “FOR” the following resolution at the 2012 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors, we value the opinions of our stockholders.  Accordingly, the Board of Directors will take the results of this vote under advisement and will consider our stockholders’ concerns when making future decisions regarding the Company’s executive compensation programs.

Board of Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal No. 3 of the Proxy Card)

The Audit/Finance Committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal 2013, and the stockholders are being asked to ratify this action.  We anticipate that a representative of KPMG will be present at the 2012 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed For Services Rendered by Independent Auditor

The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2012 and March 31, 2011, and fees billed for other services rendered by KPMG.

	2012	2011

Audit Fees (including quarterly reviews) 1	$ 1,706,000	$ 1,679,500

Audit-Related Fees2	602,000	509,000

Tax Fees3	148,000	126,000

All Other Fees4	425,000	308,000

Total	$ 2,881,000	$ 2,622,500

  1       Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Forms 10-Q and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2 Audit-related fees include professional services related to our SSAE16 audits and to the audit of our employee benefit plan.
  3     Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, and international tax compliance and tax consulting. We do not engage KPMG to perform personal tax services for our executive officers.

4 Other fees include professional services related to IT compliance reports

Audit/Finance Committee Pre-Approval Policy

The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor.  The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor.  Such pre-approval may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement.  In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services shall be agreed upon by management and the external auditor, who then must obtain the verbal consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman’s oral consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman.  All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the  de minimis  exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG as the Company’s independent registered accountant.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

STOCK OWNERSHIP

The following table sets forth information as of June 8, 2012 with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and named executive officers individually;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 601 E. Third Street, Little Rock, AR 72201, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned.  The percentage listed in the column entitled “Percentage of Class” is calculated based on 76,103,476 shares of our common stock outstanding on June 8, 2012.  This number excludes 44,371,778 shares held in treasury.  The amounts of common stock reported for the individuals below who are no longer employed by the Company (Messrs. Adams, Donovan and Wolf) are based solely upon the beneficial ownership information known to the Company as of the effective dates of their respective resignations.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Beneficial Owner	Shares Beneficially Owned	Percentage of Class
John A. Adams	246,2921	*
John L. Battelle	0	*
Timothy R. Cadogan	0	*

Cindy K. Childers	203,1762	*
William T. Dillard II	83,3953	*
Shawn M. Donovan	109,9564	*
Michael J. Durham	47,227	*
Jerry D. Gramaglia	27,846	*
Ann Die Hasselmo	33,9785	*
William J. Henderson	30,5316	*
Scott E. Howe	1,082	*
Warren C. Jenson	298	*
Jerry C. Jones	466,2857	*
Arthur G. Kellam	57,3538	*
Clark M. Kokich	41,180	*
Nada C. Stirratt	224	*
Kevin M. Twomey	36,189	*
Christopher W. Wolf	456,4459	*

All directors, nominees and executive officers as a group (17 people)	1,179,68110	1.5%

BlackRock, Inc. ………………………………………………………….	7,220,67111	9.5%
40 East 52nd Street
New York, NY 10022

FMR LLC………………………………………………………………...	6,428,57012	8.4%
82 Devonshire Street
Boston, MA 02109

The Guardian Life Insurance Company of America………………………	9,036,26113	11.9%
7 Hanover Square Suite 1700
New York, New York 10004

Waddell & Reed Financial, Inc…………………………………………..	7,291,18914	9.5%
6300 Lamar Avenue
Overland Park, KS 66202

The Vanguard Group, Inc…………………………………………………	4,017,97215	5.3%
100 Vanguard Blvd.
Malvern, PA 19355

*	Denotes less than 1%.

1
This information is based solely upon the beneficial ownership information known to the Company as of the effective date of Mr. Adams’ resignation and includes 191,833 shares that the former employee held which were subject to options and were exercisable within 60 days, of which 33,500 were in the money as of his resignation date.

2	Includes 170,711 shares subject to options which are currently exercisable or exercisable within 60 days, of which 13,500 are in the money.

3	Includes 5,400 shares subject to options which are currently exercisable, of which none are in the money.

4
This information is based solely upon the beneficial ownership information known to the Company as of the effective date of Mr. Donovan’s resignation and includes 75,104 shares which were subject to options and were exercisable within 60 days, of which 13,000 were in the money as of his resignation date.

5	Includes 5,400 shares subject to options which are currently exercisable, of which none are in the money.

6	Includes 5,400 shares subject to options which are currently exercisable, of which none are in the money.

7             Includes 418,170 shares subject to options which are currently exercisable or exercisable within 60 days, of which 47,603 are in the money.

8         Includes 44,076 shares that the interim CFO held which are subject to options and are currently exercisable or exercisable within 60 days, of which 3,251 are in the money.

9
This information is based solely upon the beneficial ownership information known to the Company as of the effective date of Mr. Wolf’s resignation and includes 369,695 shares that the former employee held which were subject to options and were exercisable within 60 days, of which 24,000 were in the money as of his resignation date.

10
Includes 754,302 shares subject to options which are currently exercisable or exercisable within 60 days, of which 79,354 are in the money; does not include shares owned by former executive officers Adams, Donovan and Wolf.

11
This information is based solely upon information contained in a Schedule 13G/A filed on February 9, 2012.  According to the Schedule 13G/A, BlackRock, Inc. has sole voting and dispositive power over all reported shares.

12
This information is based solely upon information contained in a Schedule 13G/A filed on February 14, 2012. According to the Schedule 13G/A, FMR LLC has sole voting power with respect to 6,157 of the reported shares, no shared voting power with respect to any reported shares, and has sole dispositive power over all reported shares.

13
This information is based solely upon information contained in a Schedule 13G/A filed on February 9, 2012.  According to the Schedule 13G/A, The Guardian Life Insurance Company of America has shared voting and dispositive power over all reported shares through its control of certain of its direct and indirect subsidiaries who are additional reporting persons listed in the Schedule 13G/A.  5,030,041 of the reported shares are held by RS Partner Funds, a registered investment company and additional reporting persons listed in the Schedule 13G/A.

14
This information is based solely upon information contained in a Schedule 13G filed on February 14, 2012.  According to the Schedule 13G, Waddell & Reed Financial, Inc. has sole voting and dispositive power over all reported shares through its control of certain of its direct and indirect subsidiaries who are additional reporting persons listed in the Schedule 13G.

15
This information is based solely upon information contained in a Schedule 13G filed on February 7, 2012.  According to the Schedule 13G, The Vanguard Group, Inc. has sole voting and dispositive power over 124,403 of the reported shares, no shared voting power with respect to any reported shares, and sole dispositive power over 3,893,569 of the reported shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about the philosophy and principles regarding the compensation programs for our named executive officers for fiscal year 2012 (collectively the “Named Executive Officers” or “NEOs”). The following individuals constitute the Named Executive Officers for fiscal year 2012:

•	Scott E. Howe, Chief Executive Officer & President
•	Warren C. Jenson, Chief Financial Officer & Executive Vice President
•	Nada C. Stirratt, Chief Revenue Officer & Executive Vice President
•	Jerry C. Jones, Chief Legal Officer and Senior Vice President
•	Cindy K. Childers, Senior Vice President Human Resources
•	Jerry D. Gramaglia, former Interim Chief Executive Officer & President
•	Christopher W. Wolf, former Chief Financial Officer and Executive Vice President
•	Art G. Kellam, former Interim Principal Financial and Accounting Officer
•	John A. Adams, former Chief Operating Officer and Executive Vice President
                            •  Shawn M. Donovan, former Executive Vice President - Global Sales, Markets and Consulting

Compensation Philosophy and Objectives

Our general philosophy is that compensation should be designed to attract, retain and motivate the management team to achieve the business goals set by the Company on an annual and a long-term basis. In keeping with this philosophy, the key objectives of our compensation programs are to:

•	align leadership compensation with our business strategy, values and management initiatives;

•	align Company executives’ interests with stockholders’ interests;

•	motivate executives to achieve the highest level of performance;

•	provide a strong link between pay and performance; and

•	attract and retain the best executives through competitive, market-based plans.

We believe these objectives allow us to reward the overall performance and contribution of the executives while maintaining an appropriate correlation between executive pay and Company performance, including the execution of our business strategy. The following discussion shows how the Company uses compensation awards and a number of other incentives to achieve these objectives.

Executive Summary

For fiscal year 2012, compensation decisions were made to strengthen our senior executive team, to reflect the changing dynamics in the Company’s industry driven by advances in technology, and to support the future evolution of our business.  We have a diverse business, and accordingly, we must compete with a diverse range of companies for executive leadership talent. The shift from print to digital marketing in recent years has expanded the range of companies against which we compete for executives. These considerations have required flexibility in the structuring of compensation arrangements with our senior executives.

The Company and Compensation Committee of the Board of Directors consider many factors in making compensation decisions for the NEOs.  One factor is the risk associated with the compensation program. This is reflected in the Company’s pay programs through a number of risk mitigation measures such as stock ownership guidelines, reference to competitive market data when establishing compensation, strong Compensation Committee oversight including the requirement that discretionary payments of any compensation element to NEOs must have Compensation Committee approval and incentives that are formulaic and have payout caps.

At our 2011 Annual Meeting of Stockholders, we conducted our first advisory “say-on-pay” vote on the compensation of our named executive officers. Over 95% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. While this vote was advisory and therefore not binding, the Company values the opinions of our stockholders. The Compensation Committee reviewed the results of last year’s say-on-pay vote and determined that, given the strong level of support for our compensation programs and practices, no changes to our executive compensation policies and decisions were necessary in light of such vote. However, the outcome of such a vote was one of many factors considered by the Compensation Committee in the review of our executive compensation programs. The Compensation Committee will continue to consider the outcome of our Company’s advisory say-on-pay votes when making future compensation decisions for our Named Executive Officers.

For fiscal year 2012, the Company continued to utilize a number of performance oriented pay programs in the overall mix of compensation elements, specifically cash incentive compensation and performance-based equity awards.  In fiscal year 2012, the performance measures utilized under the Cash Incentive Plan for all participating NEOs, except for Mr. Donovan, were Company revenue and operating income which directly links executive compensation and performance. The Compensation Committee selected these performance measures because it believed such measures were reliable indicators of the Company’s operating performance and reflected an accurate measure of the Company’s success. The Company's actual results for fiscal year 2012 resulted in below-target payouts under our cash incentive compensation program, as detailed in the table below.

Performance Measure	Weighting (%)	Fiscal Year 2012 Results1	Comparison to Target2

Certified Revenue3	60%	$1,173 million	4% below target
Certified Operating Income4	40%	$122.7 million	8% below target

1
Results are adjusted in accordance with the Acxiom Corporation Executive Officer 2012 Cash Incentive Plan ("Cash Incentive Plan") and certified by the Compensation Committee, as described below under “2012 Executive Compensation Components – Cash Incentives.”

2	The revenue and operating income targets were adjusted to take into account budgeted amounts related to certain businesses disposed of during the year as provided for under the Cash Incentive Plan.

3	“Certified Revenue” is based on the Company’s revenue for the 2012 fiscal year as provided under the Cash Incentive Plan.

4	“Certified Operating Income” is based on the Company’s operating income for the 2012 fiscal year as adjusted for restructuring and other unusual charges as provided under the Cash Incentive Plan.

As a result, the NEOs were eligible to receive 64% of their target cash incentive for fiscal year 2012, plus or minus adjustments pursuant to the terms of the Cash Incentive Plan for individual performance. Additional information about the Cash Incentive Plan is provided below under “2012 Executive Compensation Components – Cash Incentives.”

Long-term incentive grants to the NEOs in fiscal year 2012 were heavily weighted (70%) towards performance rewarding equity such as stock options and performance units payable based on total shareholder return of the Company.  The fiscal year 2012 performance unit awards vest based on total shareholder return compared to a peer group, as discussed below, following a three-year performance period ending March 31, 2014. This design is similar to the fiscal year 2011 performance-based equity awards which vest based on total shareholder return compared to a peer group following a three-year performance period ending March 29, 2013. The level of achievement under these awards will not be determinable until the end of the performance period when the percentile rank of the Company’s relative total shareholder return performance can be determined.

In fiscal year 2012, the Company granted inducement equity awards to three of its newly hired NEOs, Messrs. Howe and Jenson and Ms. Stirratt.  These inducement awards were a mix of stock options, performance units with stock price hurdles as the performance measure and in certain cases, restricted stock. The inducement performance units uniformly reward achievement of increases in the Company stock price which results in significant shareholder value creation.

The following table presents the overall mix of target pay by compensation element for the CEO and all other NEOs in fiscal year 2012 (but does not include one-time grants of inducement awards to new hires):

Fiscal year 2012 saw significant changes in our executive leadership team, including the hires of Messrs. Howe and Jenson and Ms. Stirratt. These hires affected compensation decisions for fiscal year 2012 as the Company sought to structure compensation programs that effectively induced acceptance of employment with the Company, as well as incentivized and retained the management team. In fiscal year 2011, our former CEO and President resigned and the Board of Directors appointed Mr. Gramaglia, an independent member of the Board of Directors and member of the Compensation and Governance/Nominating Committees, to act as Interim CEO and President. Mr. Gramaglia served as Interim CEO and President until Mr. Howe was hired as the Company’s CEO and President on July 26, 2011. On June 1, 2011, Mr. Wolf resigned from his position as CFO and Executive Vice President, and Mr. Kellam, the Company’s Vice President of Finance, was named Interim Principal Financial and Accounting Officer, which duties he fulfilled until January 11, 2012 when Mr. Jenson commenced employment as the Company’s new CFO and Executive Vice President.  Mr. Donovan, the Company’s Executive Vice President - Global Sales, Markets and Consulting, also resigned in fiscal year 2012, as did Mr. Adams, the Company’s Chief Operating Officer and Executive Vice President.  The Company reorganized its management team following these departures, and Ms. Stirratt was hired on February 13, 2012 to take over many of the responsibilities previously assigned to Messrs. Donovan and Adams.

In addition to strengthening our executive leadership team, in fiscal year 2012 the Company began executing its strategic plan. This plan involves significant investment in product development during fiscal year 2013, which management believes will help drive revenue growth in fiscal year 2014 and beyond. Accordingly, fiscal year 2013 is a transition year, and the Compensation Committee has considered the expected impact of these investments on the financial performance of the Company in making compensation decisions. Also, for fiscal 2013, the Company increased the focus of the executive compensation program on earnings per share by using an earnings per share based target in the annual incentive program and by reversing the relative roles of earnings per share and total shareholder return in the performance units.  The Company believes emphasizing earnings per share will enhance its efforts to create value for shareholders.

Elements of Compensation

The compensation program for the senior management team consists of the following elements:

•	Base Salary, which provides a consistent fixed source of income for the NEOs.

•	Cash Incentives, which link pay to performance by rewarding NEOs for achieving annual goals that contribute to long-term business performance.

•
  Long-Term Incentives, which reward NEOs for long-term increases in the Company’s stock value and encourage retention of the NEOs. For fiscal year 2012, long-term incentive awards for the NEOs consisted of a mix of 30% stock options, 30% restricted stock units and 40% performance units.

•	Retirement Benefits, which promote financial security and reward long-term employment with the Company.

•
  Broad-Based Employee Benefits, which encourage the overall health, stability and well-being of employees (including the NEOs), such as health benefits, life insurance, disability benefits and an employee stock purchase plan.

How Compensation Is Determined

Roles of the Compensation Committee and Senior Management. The Compensation Committee of the Board of Directors oversees the design, development and implementation of the Company’s executive compensation program. It annually reviews and approves the compensation of the executive officers of the Company (including the NEOs), other than the CEO. For the CEO, the Compensation Committee annually reviews and approves compensation intended to comply with Section 162(m) of the Internal Revenue Code, in consultation with the Board of Directors. For elements of the CEO’s compensation not intended to comply with Section 162(m), the Compensation Committee makes a recommendation to the Board of Directors for approval.

In carrying out its oversight of the Company’s executive compensation program, the Compensation Committee establishes (or, for non-Section 162(m) compensation for the CEO, recommends to the Board) the amounts of executive compensation and the mix of compensation between base salary, annual cash incentives and long-term incentives granted in the form of equity awards. The Compensation Committee also oversees the Company’s incentive and equity-based executive compensation plans and establishes performance targets for performance-based awards under such plans. The Compensation Committee periodically reviews the Company’s change in control, severance and retirement arrangements, deferred compensation programs, senior leadership benefits and perquisites to assure they are competitive and appropriate. The Compensation Committee also reviews and considers risks associated with the Company’s compensation philosophy and program.

The CEO also plays a role in determining executive compensation. The CEO is responsible for recommending compensation involving the executive officers to the Compensation Committee for final determination and approval; however, the CEO does not participate in any of the Compensation Committee’s decisions regarding his own compensation.

Role of Compensation Consultant. For fiscal year 2012, the Compensation Committee engaged a consultant from Pay Governance, a compensation consulting firm, as an independent consultant to assist the Compensation Committee in considering the overall structure of the Company’s senior executive compensation programs. The compensation consultant provided the Compensation Committee with market data regarding the various elements of the Company’s executive compensation and recommendations with respect to compensation mix and levels. In addition to the compensation consultant, the Compensation Committee engaged independent legal counsel to assist the committee with compensation program analysis and review in light of current market, economic, regulatory and Company conditions.

Process for Determining CEO Compensation. The Board of Directors annually evaluates the CEO’s performance in light of the Company’s strategic plan, operating goals and objectives relating to executive compensation, including maintaining competitive pay, linking pay to performance, promoting the creation of shareholder value and encouraging retention. The Compensation Committee considers the results of this evaluation. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. For each element of the CEO’s compensation, the Compensation Committee reviews the CEO’s employment agreement (when applicable), as well as a tally sheet which provides the Compensation Committee with information necessary to evaluate his total compensation package, rather than viewing isolated incremental changes, and assists the board in validating its strategy as it relates to the CEO’s total compensation. The Compensation Committee’s review of such information may lead to changes in certain elements of the CEO’s compensation if the Compensation Committee determines such changes are appropriate in light of Company results or tax deductibility considerations. Any recommendations regarding the CEO’s compensation are submitted by the Compensation Committee to the full Board of Directors for final approval, other than elements of compensation intended to comply with Section 162(m) of the Internal Revenue Code which are determined exclusively by the Compensation Committee.

Process for Determining Compensation for NEOs other than the CEO. The CEO annually evaluates the performance of each of the Company’s other NEOs and based upon this evaluation, together with information supplied by the compensation consultant, makes a recommendation to the Compensation Committee with respect to the compensation of each NEO. The Compensation Committee considers the CEO’s recommendation in light of the Company’s strategic plan, operating goals and compensation philosophy. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee also reviews tally sheets with respect to the NEOs, which may lead to changes in certain elements of the NEOs’ compensation if the Compensation Committee determines such changes are appropriate in light of Company results or tax deductibility considerations.

 Compensation Mix. Because of the ability of executive officers to directly influence shareholder value, and consistent with the philosophy of linking pay to performance, one of our goals is to allocate a significant portion of compensation paid to the executive officers through performance-based incentive programs. We also strive to allocate total direct compensation in a manner that is competitive with the Comparison Group (as defined below) and properly aligned with shareholder interests. Each of the compensation elements is designed to provide the NEOs with a distinct remuneration opportunity and, when taken together, they provide the NEOs with a balanced yet competitive mix of short- and long-term compensation. The chart below illustrates the fiscal year 2012 mix of compensation for the NEOs as a group and the CEO individually:

Compensation Element1	Percentage of Total Compensation for current CEO2	Percentage of Total Compensation for All Other NEOs (Average)
Base salary	11%	33%
Target cash incentives	11%	20%
Long-term incentives	77%	46%3
Retirement/other benefits	Less than 1%	2%

1	Equity awards provided to Messrs. Howe and Jenson and Ms. Stirratt as an inducement to join the Company in connection with their respective hires are not included in this table.

2
This column represents the target amounts established for Mr. Howe for fiscal year 2012. Mr. Gramaglia’s compensation as Interim CEO during fiscal year 2012 consisted solely of base salary, a prorated cash incentive payment and one equity grant of 6,666 RSUs. Due to the interim nature of his service, his compensation is not reflected in this table.

3	Includes the two NEOs who did not receive long term incentive grants for the year due to the date of their departure/commencement of employment.

Compensation Benchmarking. In addition to the various considerations the Compensation Committee takes into account when establishing NEO compensation (as discussed in more detail below for each element of NEO compensation), we have historically measured our compensation programs and practices each year against (i) a group of companies from a variety of high-tech industries (the “High-Tech Group”) and (ii) a group of companies in the information services industry (the “Peer Group” and, collectively with the High-Tech Group, the “Comparison Group”), with each group consisting mostly of companies with similar revenues as Acxiom. This data enables the Compensation Committee to consider multiple market data reference points when making decisions regarding the competitive positioning of executive compensation against the market. The Peer Group consists primarily of information services companies against which we compete for the specialized talents and experience possessed by the NEOs and is reviewed each year to determine if the Peer Group companies provide an appropriate comparison. In addition, since many of the talents possessed by the NEOs may transcend a variety of industries, the companies in the High-Tech Group represent an important cross section of high-tech industries beyond just the information services industry. The data for the High-Tech Group comes from the Radford Executive Survey published by Aon Consulting, an industry-recognized survey source for compensation data from high-tech organizations.

For the Peer Group used in fiscal year 2012, the compensation consultant recommended to the Compensation Committee the same group of Peer Group companies utilized the previous year, excluding the companies that were no longer publicly traded at the time of the recommendation.  These 17 companies were initially selected based on a set of objective industry and financial criteria as well as input from the Compensation Committee and management. These criteria were chosen to ensure that the Peer Group is most reflective of Acxiom’s business type and competitive market for talent and were comparable to Acxiom with respect to some or all of the following:

•	Industry, scope of business operations, and organizational complexity:
o	Within the information management, marketing services/research or risk-related services industries
o	Provide technology-enabled and/or consulting-related services, beyond pure data/information management
•	Organizational size:
o	Revenues between $500 million and $2.5 billion
o	Market capitalization between $500 million and $3.5 billion
•	Financial structure:
o	Comparable market capitalization / revenue ratios
o	Reasonable total shareholder return and operating margin performance

Many of the companies included in the group are consistent with those we have reviewed in the past. The final list of Peer Group companies selected was as follows:

Alliance Data Systems Corporation	Gartner, Inc.	Informatica Corporation
Convergys Corporation	Global Payment Systems, Inc.	Moody’s Corporation
DST Systems, Inc.	GSI Commerce, Inc.	Sapient Corporation
The Dun & Bradstreet Corporation	Harte-Hanks, Inc.	Total System Services, Inc.
Equifax Inc.	Heartland Payment Systems, Inc.	ValueClick, Inc.
Fair Isaac Corporation	IHS, Inc.

Companies which had been included in fiscal year 2011 but were not included in fiscal year 2012 because they were no longer publicly traded were First Advantage Corporation, IMS Health Inc., infoGROUP Inc. and Omniture, Inc.

All components of Acxiom’s executive compensation package, as well as the aggregate total direct compensation (the sum of base salary, cash incentives and long-term incentives) levels for the NEOs, are reviewed against the 50th percentile for similarly situated employees of companies in the Comparison Group. Variation above or below the 50th percentile results when, in the judgment of the Compensation Committee, the value of an executive’s experience, performance, scope and/or specific skills, together with his or her ability to impact business results, or other business conditions justify the variation. Variation can also result based on the terms of individually negotiated employment arrangements and year-to-year fluctuations in the Comparison Group data. Actual variance from the 50th percentile for the individual elements of each NEOs compensation (base salary, cash incentives and long-term incentives) as well as total direct compensation is set forth in the tables included with the discussion of 2012 Executive Compensation Components below.

2012 Executive Compensation Components

Set forth below is a discussion of the principal components of fiscal year 2012 compensation for the NEOs.

Base Salary.  Base salaries for the NEOs are initially established in connection with their hire and are subject to annual adjustment. The Compensation Committee sets base salaries based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity, tax considerations, and the Comparison Group data previously discussed. Base salary is intended to provide a consistent fixed, baseline level of compensation that, unlike the other elements of compensation, is not contingent upon Acxiom’s performance. Acxiom believes that providing a competitive base salary is essential to attracting and retaining qualified and valued executives. Base salaries for the NEOs are reviewed against the 50th percentile for similarly situated employees in the Comparison Group; however, actual salaries may vary for each NEO based on demonstrated experience, performance, length of service and responsibility level.

More generally, each executive officer’s performance for the prior year is reviewed annually by the CEO or, with respect to the performance of the CEO, by the Board. As an employee’s responsibility and ability to affect the financial results of the Company increase, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the shareholders. The base salaries of the CEO and the executive officers are reviewed and are subject to adjustment in May of each year, although they are not automatically increased if the Compensation Committee believes other elements of compensation are more appropriate or if an increase is not necessary or appropriate under the circumstances at the time of review.

No increases were given as part of the May 2011 review process in fiscal year 2012. However, in November 2011, NEO salaries which had been subject to pay reductions since fiscal year 2010 as part of the Company’s overall cost saving initiative were reinstated, with the exception of Mr. Adams’ voluntary 10% reduction in pay which remained in place until his resignation on December 31, 2011. The NEO salary reinstatements were made at this time because the Company believed operating results supported the pay reinstatement. Other than these reinstatements, only Messrs. Donovan and Kellam received increases in base pay during fiscal year 2012.  Mr. Donovan received a 10.8% increase in his base salary (inclusive of his pay reinstatement) in November 2011 intended to raise his base salary closer to the market median and reward him for continued good performance. Mr. Kellam received an 11.7% increase in his base salary (inclusive of his pay reinstatement) in July 2011 for his contributions to the Company, particularly his agreement to act as the Interim Principal Financial and Accounting Officer.  During the time Mr. Kellam served as Interim Principal Financial and Accounting Officer, he also received a monthly amount equal to $8,334 to compensate him for the additional duties of the position.

The following table sets forth the base salaries for the NEOs for fiscal year 2012 and the percentage variance of such base salaries from the 50th percentile of the Comparison Group:

NEO	Annual Base Salary	Comparison Group 50th Percentile	Variance
Scott E. Howe	$600,000	$650,000	-7.7%
Warren C. Jenson	$450,000	$435,000	3.4%
Nada C. Stirratt	$500,000	$470,000	6.4%
Jerry C. Jones	$380,000	$390,000	-2.6%
Cindy K. Childers	$310,000	$300,000	3.3%
Jerry D. Gramaglia	$700,000	Not applicable1	Not applicable1

Christopher W. Wolf	$370,000	Not applicable2	Not applicable2
Art G. Kellam	$200,000	Not applicable1	Not applicable1
John A. Adams	$450,000	$430,000	4.7%
Shawn M. Donovan	$410,000	$425,000	-3.5%

1	Because of the interim nature of these positions, Comparison Group amounts for base salary were not considered in establishing compensation for fiscal year 2012.

2
Because Mr. Wolf communicated his intent to resign effective June 1, 2011 in advance of Acxiom’s market compensation analysis, Comparison Group amounts for base salary were not considered for fiscal year 2012.

Base salaries for Messrs. Howe and Jenson and Ms. Stirratt were initially established in connection with their respective hires, taking into account the perceived value of their experience and skills, expected ability to impact business results, relative experience in their respective roles and the other terms of their employment relationship. Mr. Jenson’s and Ms. Stirratt’s initial base salaries reflect their extensive experience as a large company CFO and Chief Revenue Officer, respectively, and this resulted in their respective base salaries exceeding the 50th percentile of the Comparison Group. Mr. Gramaglia’s base salary was established taking into account the interim nature of his position and was intended to replicate the $700,000 base salary provided to our former CEO.

 Cash Incentives.  Payment opportunities under the Cash Incentive Plan are established by the Compensation Committee and are designed both to retain the NEOs as well as to further align pay for performance by rewarding executive officers for positive Company performance based on the attainment of predefined performance measures. Generally, all of Acxiom’s NEOs are eligible to participate in the Cash Incentive Plan which provides them with an opportunity to receive annual cash incentive payments. However, Ms. Stirratt did not participate in the Cash Incentive Plan in fiscal year 2012 because she commenced employment with only six weeks remaining in the fiscal year.  Messrs. Wolf, Adams and Donovan were not eligible for any payment under the Cash Incentive Plan because they were not employed through the end of the fiscal year as required.  Mr. Gramaglia, Mr. Howe and Mr. Jenson all received a prorated Cash Incentive Plan payment based on the period of time they were employed with the Company during fiscal year 2012 (with Mr. Gramaglia’s Cash Incentive Plan award approved by the Compensation Committee in appreciation of his services as Interim CEO and President).

Payment opportunities for awards under the Cash Incentive Plan are expressed as a percentage of base salary and are generally measured against the 50th percentile for cash incentive opportunities available for similarly situated employees of companies in the Comparison Group. Actual opportunity may vary based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations.

In fiscal year 2012, the performance measures utilized under the Cash Incentive Plan for all participating NEOs except for Mr. Donovan were Company revenue and operating income. The Compensation Committee selected these performance measures because it believed such measures were reliable indicators of the Company’s operating performance and reflected an accurate measure of the Company’s success. The performance measures were weighted 60% for revenue and 40% for operating income when determining the plan payment. The Cash Incentive Plan also provides the Compensation Committee with the ability to adjust payouts up or down by up to 20% based on individual performance versus specified management bonus objectives.

The Compensation Committee set a threshold, target and maximum attainment amount for each performance measure as follows:

Fiscal Year 2012 Cash Incentive Plan Attainment and Payment Levels
	Threshold	Target	Maximum
Revenue	$1,160,000,000	$1,228,600,000	$1,332,850,000
Operating Income	$120,420,000	$133,800,000	$160,560,000
Payment	Up to 50%	Up to 100%	Up to 200%

Generally, Cash Incentive Plan payments are paid out of a bonus pool that is funded once the Company meets the threshold amount for the operating income performance measure. Therefore, if the Company fails to achieve the threshold amounts for operating income, the bonus pool is not funded and no bonus payments are made, notwithstanding achievements in revenue.

Because Mr. Donovan had responsibility for sales, 50% of his bonus opportunity under the Cash Incentive Plan was based on the components described above. The remaining 50% was based upon the total contract value of  revenue obtained in fiscal year 2012, including revenue recognized in fiscal year 2012 and revenue that will be recognized in future contract years.  Because Mr. Donovan was not employed through the end of the fiscal year, he was not eligible for payment under the Cash Incentive Plan.

The actual results for fiscal year 2012 were $1,173,443,000 in revenue and $122,741,000 in operating income (as adjusted on a non-GAAP basis to exclude unusual items). Because the threshold operating income amount of $120,420,000 was exceeded without any adjustments, the eligible NEOs were eligible to receive 64% of their target cash incentive for fiscal year 2012. Actual payouts for Messrs. Gramaglia, Howe, Jenson and Kellam and Ms. Childers included adjustments pursuant to the terms of the Cash Incentive Plan based on their individual performance.

The following table sets forth the target cash incentives for the NEOs for fiscal year 2012 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

NEO	Target Cash Incentive		Comparison Group 50th Percentile	Variance
	% of Base Salary	Amount
Scott E. Howe	100%	$600,0001	$715,000	-16.1%
Warren C. Jenson	85%	$382,5001	$326,000	17.3%
Nada C. Stirratt2	100%	$500,000	$376,000	33.0%
Jerry C. Jones3	65%	$235,422	$234,000.6%
Cindy K. Childers3	65%	$192,055	$180,000	4.9%
Jerry D. Gramaglia	100%	$700,0001	Not applicable4	Not applicable4
Christopher W. Wolf	75%	$277,500	Not applicable5	Not applicable5
Art G. Kellam3	50%	$94,769	Not applicable4	Not applicable4
John Adams	75%	$337,500	$323,000	4.5%
Shawn Donovan3	75%	$296,250	$298,000	-.6%

1
This opportunity was prorated for fiscal year 2012 for the portion of the fiscal year the NEO was employed by the Company. As prorated, the actual opportunities were as follows:  Mr. Howe – $409,500; Mr. Jenson – $85,106; and Mr. Gramaglia – $238,583.

2
Ms. Stirratt was not eligible to receive a fiscal year 2012 cash incentive because she did not commence employment until February 13, 2012.  These amounts represent the target cash incentive opportunity provided in her offer letter for future fiscal years.

3 These NEOs received increases in base pay during fiscal year 2012, and, therefore, the target cash incentive amount was prorated for each pay rate during the fiscal year.

4	Because of the interim nature of these positions, Comparison Group amounts for cash incentive compensation were not considered in establishing compensation for fiscal year 2012.

5
Because Mr. Wolf communicated his intent to resign effective June 1, 2011 in advance of Acxiom’s market compensation analysis, Comparison Group amounts for cash incentive compensation were not considered for fiscal year 2012.

The variance for Mr. Howe’s target cash incentive opportunity reflects the lower starting base salary amount offered upon commencement of his employment with the Company.  Mr. Jenson’s and Ms. Stirratt’s target cash incentive amounts reflect the Compensation Committee’s desire to provide a greater percentage of their total compensation in the form of performance-based cash incentives, for which their target awards exceeded the 50th percentile. This was done to align their interests with shareholders and to strengthen the link between pay and performance, as Mr. Jenson’s and Ms. Stirratt’s roles are viewed as particularly critical to the annual operating financial performance reflected in the Cash Incentive Plan.  Mr. Gramaglia’s cash incentive opportunity was based on the cash incentive opportunity of our former CEO, whose cash incentive was established with reference to market data and found to be within a competitive range of market median levels in fiscal year 2011.

Long-Term Incentives. We believe equity-based compensation is an effective tool for motivating the creation of value for shareholders because the value of such compensation has a direct correlation to the long-term appreciation of the Company’s stock price.  Long-term incentives can also mitigate inappropriate or excessive risk taking in the short term.  For fiscal year 2012, long-term incentive awards for the NEOs consisted of a grant to each executive officer in the form of 30% non-qualified stock options, 30% restricted stock units (“RSUs”) and 40% performance units. The stock options and RSUs underlying the grants vest in equal increments over a period of four years beginning on the first anniversary of the grant date. The performance units, the amount of which is adjusted from the initial grant based upon the attainment of targets after a three year performance period, vest immediately upon completion of the performance period as specified below.  Each performance unit entitles the holder to a number of shares of from zero to 200% of the award, based on total shareholder return of Acxiom stock compared to total shareholder return of the Peer Group for the period from April 1, 2011 to March 31, 2014 as set forth in the following table:
TSR Percentile	% Performance Units Earned
below 40th	0%
40th	50%
50th	100%
75th and above	200%

Total shareholder return for the Company and for each company in the Peer Group is calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price.  The number of performance units earned is subject to further adjustment (increase or decrease) depending on the Company’s actual earnings per share during the performance period as finally determined by the Compensation Committee of the Acxiom Board of Directors and as set forth below:

3-Year Average EPS Growth Rate	EPS Modifier
12% or less	0.8
13.5%	0.9
15%	1.0
17.5%	1.1
20% or more	1.2

The 3-Year Average EPS Growth Rate is calculated by subtracting the EPS for fiscal year ending March 31, 2011 from the EPS for fiscal year ending March 31, 2014 and dividing this amount by 3.

The mix of long-term incentives among stock options, RSUs and performance units reflected the Company’s desire to provide grants which align the NEOs’ compensation with shareholder interests, reward Company performance (in both the short- and long-term) and encourage retention. The four-year incremental vesting period of the stock options and RSUs is intended to encourage retention while rewarding increases in the price of the Company’s stock, in an effort to provide incentives consistent with shareholder interests. Likewise, the three-year performance period for the performance units was intended to encourage retention along with stock price appreciation equal to or greater than the Peer Group. TSR was selected as a performance measure because it provides an alternate measure of success to pure internal financial goals or stock price performance.  It rewards executives for achievement by the Company compared to similar companies.  It was also selected as a performance measure because it avoids the challenge of multi-year financial goal setting.

The total target amount of long-term incentives granted to the NEOs are reviewed against the 50th percentile for long-term incentives granted to similarly situated employees in the Comparison Group, although actual long-term incentives may vary for each NEO based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations. Other circumstances which can also impact the amount of long-term incentives which may be awarded to the NEOs include extraordinary grants made for retention purposes, lower grants due to internal equity issues or a depletion of available grants due to the issuance of larger grants for recruiting purposes during the year. The following table sets forth the target long-term incentives granted to the NEOs in fiscal year 2012 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

NEO	Long-Term Incentive	Comparison Group 50th Percentile	Variance
Scott E. Howe	$2,727,468	$2,212,5001	23.3%
Warren C. Jenson	$303,389	$230,0001	31.9%
Nada C. Stirratt	–2	$970,000	Not applicable2
Jerry C. Jones	$263,671	$640,000	-58.8%
Cindy K. Childers	$290,216	$350,000	-17.1%
Jerry D. Gramaglia	$91,658	Not applicable3	Not applicable3
Christopher W. Wolf	–	Not applicable4	Not applicable4
Art G. Kellam	$165,000	Not applicable3	Not applicable3
John A. Adams	$858,246	$880,000	-2.5%
Shawn M. Donovan	$685,714	$665,000	3.1%

1
This Comparison Group data is prorated for fiscal year 2012 to reflect the portion of the annualized grant value that Mr. Howe and Mr. Jenson received which was 75% and 25% respectively. The annualized 50th percentile Comparison Group value for Mr. Howe is $2,950,000, and for Mr. Jenson it is $920,000.

2
Because Ms. Stirratt joined the Company with only six weeks remaining in the fiscal year, she was not provided with any fiscal year 2012 equity grants and instead received inducement equity grants, described below, upon commencement of her employment.

3
Because of the interim nature of these positions, Comparison Group amounts for target long term incentives were not considered for fiscal year 2012.  Mr. Gramaglia’s grant of 6,666 RSUs was a one-time grant in recognition of his work as Interim CEO, and Mr. Kellam’s grant of 12,000 RSUs was made in recognition of his service as Interim Principal Accounting and Finance Officer and his work as a Vice President of Finance for the remaining portion of fiscal year 2012.

4
Because Mr. Wolf communicated his intent to resign effective June 1, 2011 in advance of Acxiom’s market compensation analysis, Comparison Group amounts for long term incentives were not considered for fiscal year 2012.

The variance for Mr. Howe's target long-term incentive opportunity reflects the Compensation Committee's desire to provide a greater percentage of his total compensation in the form of long-term incentives, as well as taking into account the below-median starting base salary and cash incentive opportunity offered upon commencement of his employment with the Company. Moreover, an increase in the Company's stock price between the date Mr. Howe's long-term incentive opportunity was agreed upon in his employment agreement and the grant date increased the reported dollar value of the opportunity.

Mr. Jenson’s long term incentive grant exceeded the 50th percentile in light of his extensive experience as CFO at large companies as well as the intent for the majority of his annual pay to be performance based. Mr. Jones’ and Ms. Childers’ long-term incentive was established lower than the 50th percentile to provide internal equity with other Acxiom senior executives who are not NEOs and also reflects a decrease in stock price between the date of approval and the date of grant resulting in lower grant values.

Total Compensation. The following table sets forth the target total direct compensation for the NEOs for fiscal year 2012 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Target Total Direct Compensation
NEO	Target Total Direct Compensation	Comparison Group 50th Percentile	Variance
Scott E. Howe	$3,927,468	$3,562,5001	10.2%2
Warren C. Jenson	$1,135,889	$1,020,0001	11.4%
Nada C. Stirratt	$1,000,000	$940,0001	6.4%
Jerry C. Jones	$879,093	$1,280,000	-31.3%
Cindy K. Childers	$792,271	$820,000	-3.4
Jerry D. Gramaglia	$1,491,658	Not applicable3	Not applicable3
Christopher W. Wolf	$647,500	Not applicable4	Not applicable4
Art G. Kellam	$459,769	Not applicable3	Not applicable3
John A. Adams	$1,645,746	$1,615,000	0.1%
Shawn M. Donovan	$1,391,964	$1,315,000	0.2%

1
Mr. Howe’s and Mr. Jenson’s target total direct compensation Comparison Group data was adjusted to reflect the prorated portion of the long term incentive grant explained in the previous section. Ms. Stirratt’s target total direct compensation benchmark data was adjusted to omit the portion attributable to long term incentives since she did not receive a long term incentive grant in fiscal year 2012.

2
An increase in the Company's stock price between the date Mr. Howe's long-term incentive opportunity was agreed upon in his employment agreement and the grant date increased the value of the long term incentive grant by $402,468.  This resulted in the variance increasing from -1.1% to 10.2%.

3	Because of the interim nature of these positions, Comparison Group amounts for total direct compensation were not considered for fiscal year 2012.

4
Because Mr. Wolf communicated his intent to resign June 1, 2011 in advance of Acxiom’s market compensation analysis, Comparison Group amounts for total direct compensation were not considered for fiscal year 2012.

The total direct compensation variance for Mr. Howe is primarily due to the value of his long term incentive grant explained above.  Mr. Jenson’s and Ms. Stirratt’s total direct compensation variances reflect their extensive experience as well as the Compensation Committee’s desire to provide a strong link between pay and performance through a larger Cash Incentive Plan opportunity and long term incentive grant for Mr. Jenson and Ms. Stirratt. The variation for Mr. Jones was due largely to the lower long term incentive grants established consistent with internal equity concerns discussed above.

Inducement Compensation. In fiscal year 2012, the Company also granted equity awards to Messrs. Howe and Jenson and Ms. Stirratt as an inducement to join the Company.  These grants were the result of individual negotiations with each NEO in connection with their respective hires and are intended to motivate significant shareholder value creation. The grant date value of these awards is as follows:

	Inducement Performance Units	Stock Options	Restricted Stock Units
Scott E. Howe	$1,208,881	$1,395,179	–
Warren C. Jenson	$853,500	$800,822	–
Nada C. Stirratt	$954,000	$1,004,000	$136,700

Provided the executive remains employed with the Company, earned inducement performance units cliff vest on July 26, 2014 if the average opening and closing prices of the Company’s common stock over any consecutive 20 trading days between January 26, 2013 and July 26, 2014 exceeds certain hurdles as follows: 33% at $16.40; 66% at $20.00; and 100% at $25.00 . The exercise price of the stock options are the fair market value of the Company’s common stock on the date of grant, and both stock options and restricted stock units vest 25% on the first anniversary of the grant date and 25% on each 12 month anniversary thereafter until fully vested.

In addition, each of Mr. Jenson and Ms. Stirratt received a $100,000 cash signing bonus of which a pro rata portion must be repaid if he or she voluntarily resigns from the Company within one year of his or her respective start date.

Retirement Benefits. All NEOs are eligible to participate in the same tax-qualified retirement and welfare plans as the Company’s other employees. They are also eligible to receive supplemental retirement and welfare benefits through the Company’s non-qualified deferred compensation arrangements. The Company believes these benefits are a basic component for attracting, motivating and retaining executives, and are comparable to those retirement benefits being provided by companies in the Comparison Group.  Acxiom’s retirement and welfare benefits include the following:

•
Qualified Retirement Plan. The Company maintains the Acxiom Corporation Retirement Savings Plan which is a 401(k) qualified savings plan that is generally available to all employees, including the NEOs, upon satisfying the plan’s eligibility requirements (the “401(k) Plan”). The 401(k) Plan provides for the deferral of compensation with a matching component of 50% for each dollar contributed to the plan, up to 6% of the participant’s compensation. The matching contribution is paid in shares of Acxiom common stock. Vesting of Company contributions under the 401(k) Plan is 20% after two years of a participant’s employment and 20% each year thereafter until fully vested.

•
Supplemental Executive Retirement Plan. Qualifying Acxiom associates, including the NEOs, are eligible to participate in the Company’s non-qualified supplemental executive retirement plan (“SERP”) by contributing pre-tax income into the plan through payroll deductions. Participants may contribute up to 90% of their pretax income to the SERP. The SERP is a non-qualified restoration plan in that it restores benefits lost due to certain IRS limitations on highly compensated employees’ participation in the Company’s qualified 401(k) Plan. All of the Company’s employees that qualify as “highly compensated employees” under relevant tax laws are eligible to participate in the SERP. Vesting of Company contributions under the SERP is 20% after two years of a participant’s employment and 20% each year thereafter until fully vested. Acxiom matches contributions at a rate of 50% for each dollar contributed by the participant to the SERP (up to 6% of the participant’s compensation) but only to the extent that the maximum matching contribution has not already been made under the 401(k) Plan. The matching contribution is paid in cash for earnings up to $245,000. For earnings greater than $245,000, the matching contribution is paid in shares of Acxiom common stock.

Other Employee Benefits. Acxiom maintains several broad-based employee benefit plans in which the Company’s executives are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, disability benefits and an employee stock purchase plan. We believe these benefits encourage the overall health, stability and well-being of the NEOs and are comparable to those plans being provided by the companies in the Comparison Group.

Perquisites. Acxiom also provides perquisites which vary for each NEO. Examples include mobile phone allowances and relocation packages. These perquisites are minimal in both scope and value and are designed to provide the NEOs with the minimum basic perquisites being offered by companies in the Comparison Group.

Executive Officers’ Stock Ownership Guidelines

In 2008, the Compensation Committee adopted stock ownership guidelines for the Company’s executive officers to ensure that they have a meaningful stake in the Company.  The guidelines are designed to balance an officer’s need for portfolio diversification while ensuring that his or her interests are closely aligned with the shareholders’ interests.  The stock ownership guidelines currently in effect are set forth below:

To further align the interests of the Company’s executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act (“Executive Officers”) with the interests of the Company’s shareholders, the Chief Executive Officer is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times his or her base salary, and each other Executive Officer is expected to own shares of the Company's common stock having a value equal to at least one times the Executive Officer's base salary. The CEO and each other Executive Officer shall have five years from the date of their respective appointments (or from April 10, 2007, the date upon which these guidelines were initially adopted, whichever is later) to attain these ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of these ownership levels in appropriate circumstances. For purposes of these guidelines, an Executive Officer's stock ownership shall include the following:

•           Shares purchased on the open market;

•	Shares owned jointly with, or separately, by the Executive Officer’s immediate family members (spouse and/or dependent children);

•           Shares held in trust for the Executive Officer or immediate family member;

•	Shares held through any Company-sponsored plan such as an employee stock purchase plan, a qualified retirement plan and/or a supplemental executive retirement plan;

•           Shares obtained through the exercise of stock options; and

•	50% of RSUs (after deduction of applicable federal and state taxes).

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the acquisition date.

In the event of an increase in an Executive Officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet these guidelines.

Until the specified ownership levels are met, an Executive Officer will be expected to retain 50% of the shares acquired upon option exercises (after payment of the exercise cost and taxes), and 50% of the shares issued upon the vesting of RSU grants or performance units (after payment of taxes).  Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above ownership guidelines may result in a reduction in future long-term incentive equity grants, and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.

Mr. Howe, Mr. Jenson and Ms. Stirratt are not yet required to meet the executive officers’ stock ownership guidelines due to the length of their employment.  Mr. Jones and Ms. Childers have exceeded the requirements of the guidelines as did Mr. Wolf, Mr. Adams and Mr. Donovan while employed.  Mr. Gramaglia and Mr. Kellam were not required to meet the executive officers’ stock ownership guidelines due to the limited duration of their interim positions.  Mr. Gramaglia is, however, subject to the Board of Directors’ stock ownership guidelines set forth below at page 62.

Employment Arrangements

In fiscal year 2012, we had in place employment arrangements with six of the NEOs. A description of each of these arrangements follows:

Scott E. Howe

On June 26, 2011, Mr. Howe joined the Company as its CEO and President pursuant to an employment agreement (the “Howe Agreement”).  The Howe Agreement has an initial term ending July 25, 2014, and automatically renews thereafter for successive one-year terms unless the Company or Mr. Howe elects not to extend the term upon 180 days’ notice. Under the terms of the Howe Agreement, Mr. Howe is entitled to a base salary of $600,000, which amount is subject to review annually and may be increased (but not decreased) by the Board of Directors or the Compensation Committee.  Mr. Howe is also entitled to an annual target cash incentive opportunity in an amount equal to 100% of his base salary with a maximum opportunity equal to 200% of his base salary (prorated for the period of employment during fiscal year 2012), conditioned upon the achievement of pre-determined performance targets of the Company as determined by the independent members of the Board of Directors or the Compensation Committee.  The Howe Agreement also contains a one year noncompetition and nonsolicitation of customers restriction. As part of the Howe Agreement, Mr. Howe is entitled to certain benefits upon death, disability, termination without cause or for good reason, non-renewal by the Company or termination following a change in control of the Company. For information regarding these terms, see “Potential Payments upon Termination or Change in Control” beginning on page 45 below.

Warren C. Jenson

On January 11, 2012, Mr. Jenson joined the Company as its CFO and Executive Vice President pursuant to an employment agreement (the “Jenson Agreement”).  The Jenson Agreement has an initial term ending January 10, 2015, and thereafter automatically renews for successive one-year terms unless the Company or Mr. Jenson elects not to extend the term upon 180 days’ notice. Under the terms of the Jenson Agreement, Mr. Jenson is entitled to a base salary of $450,000, which amount is subject to review annually and may be increased (but not decreased) by the Board of Directors or the Compensation Committee. Mr. Jenson is also entitled to an annual target cash incentive opportunity in an amount equal to 85% of his base salary with a maximum opportunity equal to 170% of his base salary (prorated for the period of employment during fiscal year 2012), conditioned upon the achievement of pre-determined performance targets of the Company as determined by the independent members of the Board of Directors or the Compensation Committee.  The Jenson Agreement also contains a one year noncompetition and nonsolicitation of customers restriction. Finally, as part of the Agreement, Mr. Jenson is entitled to certain benefits upon death, disability, termination without cause or for good reason, non-renewal by the Company or termination following a change in control of the Company. For information regarding these terms, see “Potential Payments upon Termination or Change in Control” beginning on page 45 below.

Cindy K. Childers

Per the terms of a retention agreement entered into between Ms. Childers and the Company on December 12, 2011 (“Retention Agreement”), upon execution of a release of claims, Ms. Childers is eligible for a bonus payment equal to $310,000 in exchange for her continued employment through November 15, 2012 as the Company’s Senior Vice-President of Human Resources and her achievement of certain performance objectives during this time.  The performance objectives include: (i) the on-boarding of her replacement and effective transition of her duties; (ii) assisting management in designing and implementing any new Company structure introduced during the retention period; and (iii) the on-boarding of any senior executives hired prior to her separation of employment. This retention bonus will be paid regardless of whether Ms. Childers remains employed after November 15, 2012 and is payable over a twelve month period in equal semi-monthly installments on regular Acxiom pay dates.

In the event that Ms. Childers is terminated without cause (defined as a willful failure to substantially perform duties, intentional misconduct, gross negligence that is materially injurious to the Company, or conviction of a felony crime) or resigns for good reason (defined as a material reduction in title, duties, authority or base salary) prior to November 15, 2012, she is entitled to payment of the entire retention bonus.  Upon death or disability, Ms. Childers would receive a prorated portion of the retention bonus based on the period of time actually worked during the retention period.

Christopher W. Wolf

On May 24, 2007, Mr. Wolf joined the Company as CFO. The terms of Mr. Wolf’s employment were set forth in an offer letter dated May 9, 2007. According to the terms of his offer, Mr. Wolf was eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay (increased in fiscal year 2010 to 75%), provided the Company met the target attainment levels required under the Cash Incentive Plan. Mr. Wolf was also covered by the Acxiom Corporation 2010 Executive Officer Severance Policy.

On March 30, 2011, the Company announced that Mr. Wolf had informed the Company of his intention to resign for personal reasons from his position as CFO and Executive Vice President of the Company. On May 6, 2011, the Company entered into a retention agreement with Mr. Wolf whereby Mr. Wolf agreed to remain as CFO and Executive Vice President through June 1, 2011 and to provide consulting services to the Company upon the Company’s reasonable request until June 1, 2012. Until his separation on June 1, 2011, Mr. Wolf was entitled to his base salary and benefits as an employee.  At the time of his resignation, Mr. Wolf terminated any rights he had under the offer letter or the 2010 Acxiom Corporation Executive Officer Severance Plan.

Upon timely completion of his duties specified in the retention agreement, and in exchange for signing a general release of claims against the Company and providing the consulting services, Mr. Wolf received payments of $33,333 per month for the twelve months following the termination of his employment. For information regarding the compensation Mr. Wolf received in connection with his termination, see “Potential Payments upon Termination or Change in Control” beginning on page 45 below.

John A. Adams

On May 14, 2008, Mr. Adams joined the Company as Chief Operating Officer and Executive Vice President pursuant to an employment agreement (“Original Adams Agreement”). In connection with his employment, Mr. Adams received an initial base salary of $500,000. Under the terms of the Original Adams Agreement, Mr. Adams was also eligible to receive an annual target cash bonus in an amount equal to 75% of his base salary in each contract year, provided the Company met the target attainment levels required under the Cash Incentive Plan. As part of the Original Adams Agreement, Mr. Adams was also entitled to certain benefits upon death, disability, non-renewal of his employment agreement, termination without cause or for good reason or termination following a change in control of the Company.

The term of Mr. Adams’ employment expired on May 14, 2011.  Mr. Adams and the Company agreed to new contract terms in advance of this expiration date and executed a new contract on November 15, 2010 with an effective date of May 14, 2011 (“New Adams Agreement”) to succeed the Original Adams Agreement.  The New Adams Agreement was scheduled to expire on June 30, 2013 and could have been extended in one year increments by the Company with 180 days advance notice to Mr. Adams.

Under the terms of the New Adams Agreement, Mr. Adams had the same base salary and annual target cash bonus as specified in the Original Adams Agreement. Under the New Adams Agreement, Mr. Adams was also entitled to certain benefits upon death or disability, non renewal of the agreement, termination without cause or for good reason, and termination following a change in control of the Company.  On December 31, 2011, Mr. Adams resigned his employment with the Company thus terminating the New Adams Agreement. For information regarding the compensation Mr. Adams received in connection with his termination, see “Potential Payments upon Termination or Change in Control” beginning on page 45 below.

Shawn M. Donovan

On May 19, 2008, Mr. Donovan joined Acxiom as its Senior Vice President of Global Sales. The terms of Mr. Donovan’s employment were set forth in an offer letter dated April 21, 2008 and in an acceptance letter dated May 19, 2008. According to the terms of his offer and acceptance letters, Mr. Donovan was eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay (increased in fiscal year 2012 to 75%), provided the Company met the target attainment levels required under the Cash Incentive Plan. Mr. Donovan was also covered by the Acxiom Corporation Executive Officer Severance Plan. On December 31, 2011, Mr. Donovan resigned his employment with the Company, terminating any rights he had under the offer and acceptance letters or the 2010 Acxiom Corporation Executive Officer Severance Plan. For information regarding the compensation Mr. Donovan received in connection with his termination, see “Potential Payments upon Termination or Change in Control” beginning on page 45 below.

Change in Control Agreements

Only Messrs. Howe and Jenson have change in control protections in their employment agreements.  Change in control protections covering Mr. Jones  and Mss. Childers and Stirratt are provided in the 2010 Executive Officer Severance Policy.  Change in control protections covering Mr. Kellam are contained in the 2010 Senior Vice President and Special Situation Associate Change in Control Severance Policy. These protections for these NEOs are described in the “Potential Payments upon Termination or Change in Control” section beginning on page 45 below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally prevents public corporations from deducting as a business expense that portion of compensation paid to “covered employees” that exceeds $1,000,000 unless it qualifies for an exception, such as “performance-based compensation,” under Section 162(m). The term “covered employees” refers to the CEO and the next three highest compensated officers (other than the CFO) employed on the last day of the fiscal year and whose compensation is required to be reported in the Summary Compensation Table of the proxy statement. The goal of the Compensation Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m).

Beginning on April 1, 2006, the Company began accounting for equity-based awards included in its long-term incentive program in accordance with the requirements of FASB Accounting Standards Codification 718 (“ASC 718”). The accounting treatment under ASC 718 for an award is taken into consideration in the granting of long-term incentive awards.

COMPENSATION COMMITTEE REPORT

In connection with its function to oversee Acxiom’s executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2012 (incorporated herein by reference) and in this proxy statement on Schedule 14A, each for filing with the SEC.

Compensation Committee

William J. Henderson
William T. Dillard II
Michael J. Durham
Kevin M. Twomey

COMPENSATION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION

At the end of fiscal year 2012, the Compensation Committee consisted of Mr. Henderson (Chair), Mr. Dillard, Mr. Durham and Mr. Twomey.  R. Halsey Wise also served as a member and was the chair of the Compensation Committee during fiscal year 2012 until his resignation from the Board on December 9, 2011.  All members of the Compensation Committee, while serving as members of that committee during fiscal year 2012, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company.  No member of the Compensation Committee serving during fiscal year 2012 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K.  During fiscal year 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned in fiscal year 2012 and, as applicable, in fiscal years 2011 and 2010 by our Named Executive Officers.
Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards1	Option Awards2	Non-equity Incentive Plan Compensation3	All Other Compensation4	Total
Scott E. Howe, Chief Executive Officer & President	2012	$409,231		–		$3,155,052	$2,176,476	$300,000	$77,151	$6,117,910
Warren C. Jenson, Chief Financial Officer & Executive Vice President	2012	$98,942		$100,000	5	$1,019,526	$938,186	$65,362	$4,645	$2,226,661
Nada C. Stirratt, Chief Revenue Officer & Executive Vice President	2012	$72,115		$100,000	5	$1,090,700	$1,004,000	–	$1,613	$2,268,428
Jerry C. Jones, Chief Legal Officer & Senior Vice President	2012	$362,187		_		$180,095	$83,576	$150,669	$20,076	$796,603
	2011	$351,500		–		$235,592	$62,311	–	$4,993	$654,396
	2010	$358,625		–		$293,700	$92,000	–	$11,469	$755,794
Cindy K. Childers, Senior Vice President - Human Resources	2012	$295,469		_		$198,225	$91,991	$135,207	$16,682	$737,574
Jerry D. Gramaglia, Former Interim Chief Executive Officer & President	2012	$344,103	6	–		$229,158	–	$160,000	$73	$733,334
	2011	$150,769		–		$95,000	–	–	–	$245,769
Christopher W. Wolf, Former Chief Financial Officer & Executive VP	2012	$63,090		–		–	–	–	$337,211	$400,301
	2011	$370,000		–		$934,491	$247,176	–	$7,722	$1,559,389
	2010	$377,500		–		$685,300	$220,800	–	$8,099	$1,291,699

Art G. Kellam, Vice President - Finance (former interim principal financial and accounting officer)	2012	$269,775	$89,538	7	$165,000	–	$72,782	$20,269	$617,364
John A. Adams, Former Chief Operating Officer & Executive VP	2012	$337,500			$586,207	$272,039	–	$192,186	$1,387,932
	2011	$450,000	–		$950,205	$251,331	–	–	$1,651,536
	2010	$462,500	–		$952,300	$308,200	–	$1,568	$1,724,568
Shawn M. Donovan, Former Executive VP - Global Sales, Markets & Consulting	2012	$282,500	–		$468,362	$217,351	–	$13,429	$981,642
	2011	$354,583	–		$667,516	$176,557	$11,794	$4,363	$1,214,813
	2010	$330,312	–		$373,800	$119,600	$86,605	$6,738	$917,055
______________________
1
These amounts reflect the grant date fair value of awards in fiscal years 2012, 2011 and 2010. For RSUs, the fair value at the grant date was determined by reference to quoted market prices for the shares. For performance units, the fair value at the grant date was determined using a Monte Carlo simulation model.  These amounts reflect how the Company values these awards at the grant date, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.  For performance units, 100% of the fair value at the grant date is included since the three-year performance period is still ongoing; however, such awards would not be payable until completion of the performance period and would be decreased if the Company achieves less than 100% attainment of the objectives.

The Stock Award amount for Mr. Gramaglia in 2012 reflects a one-time grant of RSUs for his service as the Company’s Interim Chief Executive Officer and his annual equity retainer awarded as a member of the Acxiom Board of Directors. For all other NEOs, the Stock Awards column includes the total value of RSU, performance unit and inducement performance unit grants.

The fair value at the grant date for performance units for fiscal year 2012 included above is as follows Mr. Howe - $1,163,581; Mr. Jones - $98,145; Ms. Childers – $108,025; Mr. Adams - $319,457; Mr. Donovan - $255,237. Mr. Gramaglia and Mr. Kellam did not receive performance unit grants for fiscal year 2012 due to the interim nature of their positions. Mr. Jenson and Ms. Stirratt did not receive performance units for fiscal year 2012 because they did not join the Company until the final quarter of fiscal year 2012.  The fair value at the grant date for inducement performance units awarded in fiscal year 2012 included above is as follows: Mr. Howe - $1,208,881; Mr. Jenson - $853,500 and Ms. Stirratt – $954,000.

2
These amounts reflect the grant date fair value of awards in fiscal years 2012, 2011 and 2010.  The fair value of stock options granted during fiscal year 2012 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 2.2%; expected option life of 5.3 years; expected volatility of 44%; and a suboptimal exercise multiple of 1.7.  The fair value of stock options granted during fiscal year 2011 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.4%; expected option life of 5.6 years; expected volatility of 52%; and a suboptimal exercise multiple of 1.9.  The fair value of stock options granted during fiscal year 2010 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.5%; expected option life of 5.4 years; and expected volatility of 54%.  These amounts reflect how the Company values these awards at the grant date, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.

3
These amounts represent annual cash incentive awards made to the NEOs under the Cash Incentive Plan based on Company results.  For more information regarding how these determinations were made, see the subsection entitled “Cash Incentives” on page 25.

4	All other compensation for fiscal year 2012 includes the following:
	401(k) and SERP Matching Contributions	Health and Welfare Benefits	Other Expenses
Scott E. Howe	$11,123	$8,264	$56,164
Warren C. Jenson	$2,250	$2,395	–
Nada C. Stirratt	$625	$988	–
Jerry C. Jones	$7,564	$12,512	–
Cindy K. Childers	$7,524	$9,158	–
Jerry D. Gramaglia	–	$73	–
Christopher W. Wolf	$1,850	$2,028	$333,333
Art G. Kellam	$7,757	$12,512	–
John A. Adams	–	$9,894	$182,292
Shawn M. Donovan	$3,813	$9,616	–

“Other Expenses” for Mr. Howe consist of temporary living expenses. “Other Expenses” for Mr. Wolf consist of retention agreement payments. “Other Expenses” for Mr. Adams consist of severance payments.

5	The amount reflects a signing bonus that is repayable to the Company if Mr. Jenson or Ms. Stirratt resigns within one year of the commencement of employment.

6
The salary shown for Mr. Gramaglia for fiscal year 2012 includes $244,103 in cash compensation for his services as Interim Chief Executive Officer and President; $90,000 in compensation as retainer fees for service as the Non-Executive Chair of the Company’s Board of Directors; and $10,000 in compensation as retainer fees for his service on the Governance/Nominating Committee of the Board.  The two retainer fees were payable in cash or RSUs at each director’s election, and Mr. Gramaglia elected to receive these fees in RSUs based on the closing price of the Company’s stock on the grant date which was $10.54.  The grant date fair value of the RSUs received at Mr. Gramaglia’s election did not exceed the value of his foregone cash retainers, and, therefore, no amount related to such awards is included in the “Stock Awards” column. Such Awards are included in the Grants of Plan-Based Awards Table below.

7	This bonus represents a payment to Mr. Kellam for special projects during fiscal year 2012 and was a one-time, lump sum payment.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to our NEOs during fiscal year 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options1 (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards2 ($)
Scott E. Howe	07/26/11 07/29/11 07/29/11 07/29/11	$409,500	$819,000	37,632 43,051	75,264 129,154	150,528 129,154	56,957	344,925	$13.74	$1,163,581 $1,208.881 $2,959,066
Warren C. Jenson	01/11/12 01/13/12 01/13/12	$85,106	$170,212	36,013	108,038	108,038	12,390	183,958	$13.40	$853,500 $1,104,212
Nada C. Stirratt	02/15/12 02/15/12	–	–	40,000	120,000	120,000	10,0003	200,000	$13.67	$954,000 $1,140,700
Jerry C. Jones	04/01/11 05/16/11 05/16/11	$235,422	$470,844	3,974	7,947	15,894	5,960	12,663	$13.75	$98,145 $165,526
Cindy K. Childers	04/01/11 05/16/11 05/16/11	$192,055	$384,110	4,374	8,747	17,494	6,560	13,938	$13.75	$108,025 $182,191
Jerry D. Gramaglia	04/01/11 05/16/11 08/17/11	$224,000	$448,000	–	–	–	6,6664 22,5345	–	–	$91,658 $237,500
Christopher W. Wolf	04/01/11	$277,500	$555,000	–	–	–		–	–
Art G. Kellam	04/01/11 05/16/11	$94,769	$189,538	–	–	–	12,000	–	–	$165,000
John A. Adams	04/01/11 05/16/11 05/16/11	$337,500	$675,000	12,934	25,867	51,734	19,400	41,218	$13.75	$319,457 $538,789
Shawn M. Donovan	04/01/11 05/16/11 05/16/11	$296,250	$592,500	10,334	20,667	41,334	15,500	32,932	$13.75	$255,237 $430,476
_______________________
1
Mr. Howe, Mr. Jenson and Ms. Stirratt all received stock option grants as a one-time inducement to join the Company.  These stock options are included in the “All Other Option Awards Column” along with other fiscal year 2012 long term incentive stock option grants, if any.

2
The fair value of the fiscal year 2012 performance units was determined using a Monte Carlo simulation model.  For RSUs, the fair value at the grant date was determined by reference to quoted market prices for the shares.  The fair value of stock options granted during fiscal year 2012 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions: dividend yield of 0.0%; risk-free interest rate of 2.2%; expected option life of 5.3 years; expected volatility of 44%; and a suboptimal exercise multiple of 1.7.

3	Ms. Stirratt received 10,000 RSUs as an inducement to join the Company.

4	This grant was provided to Mr. Gramaglia in recognition of his service as Interim Chief Executive Officer and President. It vested on the first anniversary of the grant date.

5
This grant was provided to Mr. Gramaglia in his role as a member of the Company’s Board of Directors and a member of the Governance/Nominating Committee of the Board. Mr. Gramaglia received 13,046 RSUs in payment for his annual equity retainer valued at $137,500, and he received an additional 9,488 RSUs in payment for his cash board retainer valued at $90,000 and his committee retainer valued at $10,000.  With regard to the $90,000 and $10,000 retainers, he had the option to choose payment in cash or RSUs, and he chose to be paid in RSUs.  The RSUs vest on the one year anniversary of the grant date.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

The compensation earned by, and equity awards granted to, Messrs. Howe, Jenson and Adams in fiscal year 2012 and reported in the Summary Compensation Table and Grants of Plan-Based Awards Table are consistent with the terms of their respective employment agreements, except that Mr. Adams agreed to a ten percent (10%) reduction in base pay effective July 1, 2009 that remained in effect through his resignation in fiscal year 2012. For a description of the terms of Mr. Howe’s, Mr. Jenson’s or Mr. Adams’ employment agreements, see “Employment Agreements” beginning on page 32.   Messrs. Jones, Kellam and Donovan and Ms. Childers all received reinstatement of the 7.5% pay cut taken on July 1, 2009, and Mr. Kellam and Mr. Donovan also received an increase in base pay in fiscal year 2012.  Mr. Kellam also received a supplemental bonus in appreciation of his services as Interim Principal Financial and Accounting Officer.

Mr. Gramaglia acted as the Company’s Interim Chief Executive Officer and President from March 28, 2011 until his resignation from such position on July 26, 2011 following the commencement of employment of the Company’s new Chief Executive Officer and President, Mr. Howe.  Mr. Kellam acted as the Interim Principal Financial and Accounting Officer from June 2, 2011 until the commencement of employment of the Company’s new Chief Financial Officer and Executive Vice President, Mr. Jenson.

In the case of fiscal year 2012 grants of performance units, each recipient may vest in a number of shares from zero to 200% of the award, based on total shareholder return of the Company’s common stock compared to total shareholder return of a group of peer companies established by the Compensation Committee for the period from April 1, 2011 to March 29, 2014.  The “Estimated Future Payouts Under Equity Incentive Plan Awards” column also includes inducement performance awards provided to Mr. Howe, Mr. Jenson and Ms. Stirratt as part of their initial offer to join the Company.  The inducement performance awards are payable based on achievement of certain share prices using the average opening and closing prices of the Company’s common stock for 20 consecutive trading days between January 26, 2013 and July 26, 2014. Average stock price and corresponding performance units earned are as follows:

Price	Performance Units Earned
$16.40	33%
$20.00	66%
$25.00	100%

During fiscal year 2012, the Company neither repriced nor materially modified the terms of any outstanding equity awards.

Stock options and RSUs granted in fiscal year 2012 vest over a four-year period in equal increments unless otherwise noted.  The exercise price of all stock options granted in fiscal year 2012 is the fair market value of the Company’s common stock on the grant date.  Performance units, other than inducement performance units, granted in fiscal year 2012 are earned based on the total shareholder return of the Company’s common stock compared to the total shareholder return of a group of peer companies established by the Compensation Committee of the Board of Directors for the period from April 1, 2011 to March 31, 2014.  Earned performance units will vest following certification of actual attainment by the Compensation Committee at its first regularly scheduled meeting following the close of the performance period.

Ms. Stirratt received 10,000 restricted stock units as part of a signing bonus.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the equity awards that we have made to our NEOs that were outstanding as of March 31, 2012.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested2 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)	Number of Shares or Units of Stock That Have Not Vested4 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)
Number of Securities Underlying Unexercised Options (#)
		Exercisable	Unexercis-able1
Scott E. Howe	07/29/2011		344,925	$13.74	07/29/2021	07/29/2011 07/29/2011	75,264 129,1545	$1,104,876 $1,895,981	56,957	$836,129
Warren C. Jenson	01/13/2012		183,958	$13.40	01/13/2022	01/13/2012	108,0385	$1,585,998	12,390	$181,885
Nada C. Stirratt	02/15/2012		200,000	$13.67	02/15/2022	02/15/2012	120,0005	$1,761,600	10,000	$146,800
Jerry C. Jones
03/16/1999
03/16/1999
03/16/1999
05/26/1999
05/26/1999
05/26/1999
10/13/1999
08/09/2000
04/02/2001
04/11/2001
10/02/2001
08/07/2002
08/07/2002
08/07/2002
10/04/2007
05/22/2008
06/29/2009
05/18/2010
05/16/2011
		70,940 12,181 13,880 24,981 13,700 14,925 33,022 27,697 1,942 6,686 23,975 37,226 19,427 20,193 40,000 26,323 10,000 2,066	8,775 10,000 6,198 12,663	$25.98 $38.98 $51.97 $26.08 $32.60 $39.12 $17.93 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53 $15.66 $13.70 $8.90 $17.79 $13.75
03/16/2014
03/16/2014
03/16/2014
05/26/2014
05/26/2014
05/26/2014
10/13/2014
08/09/2015
04/02/2016
04/11/2016
10/02/2016
08/07/2017
08/07/2017
08/07/2017
10/04/2017
05/22/2018
06/29/2019
05/18/2020
05/16/2021
						05/22/2008 06/29/2009 05/18/2010 05/16/2011	6,237 7,947	$91,559 $116,662	2,433 5,500 3,509 5,960	$35,716 $80,740 $51,512 $87,493
Cindy K. Childers	05/26/1999 05/26/1999 05/26/1999 05/24/2000 05/24/2000 05/24/2000 08/09/2000 08/07/2002 08/07/2002 10/04/2007 05/22/2008 06/29/2009 05/18/2010 05/16/2011	13,688 3,564 3,883 5,536 2,923 3,071 22,064 14,570 15,145 40,000 18,553 9,000 2,272	6,185 9,000 6,819 13,938	$26.08 $32.60 $39.12 $27.75 $34.69 $41.63 $23.44 $20.44 $24.53 $15.66 $13.70 $8.90 $17.79 $13.75	05/26/2014 05/26/2014 05/26/2014 05/24/2015 05/24/2015 05/24/2015 08/09/2015 08/07/2017 08/07/2017 10/04/2017 05/22/2018 06/29/2019 05/18/2020 05/16/2021	05/22/2008 06/29/2009 05/18/2010 05/16/2011	6,861 8,747	$100,719 $128,406	1,715 5,000 3,860 6,560	$25,176 $73,400 $56,665 $96,301
Jerry D. Gramaglia						05/16/2011 08/17/2011			6,6666 22,5347	$97,857 $330,799

Art G. Kellam
05/20/1998
05/20/1998
05/20/1998
05/26/1999
05/26/1999
05/26/1999
10/13/1999
05/24/2000
05/24/2000
05/24/2000
08/09/2000
08/09/2000
08/09/2000
08/08/2001
08/08/2001
08/08/2001
10/02/2001
08/07/2002
08/07/2002
08/07/2002
10/30/2002
08/06/2003
08/04/2004
		829 478 541 1,227 529 576 1,000 1,948 674 708 7,657 788 825 835 3,020 3,115 170 2,088 1,089 1,132 2,246 5,601 7,000	$24.24 $36.36 $48.48 $26.08 $32.60 $39.12 $17.93 $27.75 $34.69 $41.63 $23.44 $29.30 $35.16 $11.14 $13.93 $16.71 $11.14 $16.35 $20.44 $24.53 $12.25 $15.10 $22.61
05/20/2013
05/20/2013
05/20/2013
05/26/2014
05/26/2014
05/26/2014
10/13/2014
05/24/2015
05/24/2015
05/24/2015
08/09/2015
08/09/2015
08/09/2015
08/08/2016
08/08/2016
08/08/2016
10/02/2016
08/07/2017
08/07/2017
08/07/2017
10/30/2017
08/06/2018
08/04/2019
					05/26/2009 05/18/2010 05/16/2011	3,000 2,063 12,000	$44,040 $30,285 $176,160
John A. Adams8	05/18/2010	8,333	$17.79	03/31/2012
Shawn M. Donovan8	05/18/2010	5,854	$17.79	03/31/2012
________________________
1
The vesting schedule for the non-qualified stock options granted prior to fiscal year 2008 is 20% beginning on the second anniversary of the grant date and 20% annually thereafter through the sixth anniversary of the grant date. The vesting schedule for non-qualified stock options granted during and after fiscal year 2008 is 25% per year beginning on the first anniversary of the grant date.

2
Performance units vest subject to attainment of performance criteria established by the Compensation Committee of the Board of Directors. In the case of fiscal year 2012 grants of performance units, each recipient may vest in a number of shares from zero to 200% of the award, based on total shareholder return of the Company’s common stock compared to total shareholder return of a group of peer companies established by the Compensation Committee for the period from April 1, 2011 to March 31, 2014.  In the case of fiscal year 2011 grants of performance units, each recipient may vest in a number of shares from zero to 200% of the award, based on the total shareholder return of the Company’s common stock compared to the total shareholder return of a group of peer companies established by the Compensation Committee of the Board of Directors for the period from April 1, 2010 to March 29, 2013.

3	This value was determined by multiplying the number of unvested shares or units by the closing price of the Company’s common stock on March 30, 2012, which was $14.68.

4
Unless otherwise specified herein, all entries in this column represent awards of RSUs that vest over a four-year period in equal increments beginning on or around the first anniversary of the grant date.

5
Mr. Howe, Mr. Jenson and Ms. Stirratt all received performance units as a one-time inducement to join the Company.  The inducement performance unit awards are included in the “Equity Incentive Plan Awards” number and value columns. Performance units vest subject to attainment of performance criteria established by the Compensation Committee of the Board of Directors. In the case of inducement performance unit awards, each recipient may vest in a number of shares from zero to 100% of the award, based on achievement of certain average stock prices from January 26, 2013 through July 26, 2014.

6	This grant was made in recognition of Mr. Gramaglia’s service as Interim Chief Executive Officer and President and vested on the first anniversary of the grant date.
7
This grant represents Mr. Gramaglia’s compensation as the Non-Executive Chairman of the Board of Directors and a member of the Governance/Nominating Committee of the Board and vests on the date of the 2012 Annual Stockholders Meeting (August 16, 2012).

8
Mr. Adams and Mr. Donovan both terminated employment with Acxiom on December 31, 2011.  Upon termination all unvested equity was forfeited.  All vested but unexercised stock options remained exercisable for 90 days following termination which, in this case, was March 31, 2012. Mr. Wolf does not appear on this chart because as of March 31, 2012, he had no outstanding equity.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012

The following table sets forth information about the value realized by our NEOs on stock awards vesting during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise1 ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting2 ($)
Scott E. Howe	–	–	–	–
Warren C. Jenson	–	–	–	–
Nada C. Stirratt	–	–	–	–
Jerry C. Jones	–	–	25,174	$339,651
Cindy K. Childers	–	–	18,766	$253,233
Jerry D. Gramaglia	–	–	11,090	$146,388
Christopher W. Wolf	24,000	$92,728	59,972	$810,127
Art. G. Kellam	–	–	4,062	$55,245
John A. Adams	183,442	$266,435	71,717	$967,763
Shawn M. Donovan	69,250	$81,671	37,389	$504,701
_______________________
1	The option awards values were determined by subtracting the strike price from the sale price at the time of exercise and multiplying this difference by the number of options exercised and sold.

2	The stock awards values were determined by multiplying the number of shares acquired on vesting by the price of Acxiom’s common stock on the date of vest.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a nonqualified supplemental executive retirement plan (the “SERP”).  The SERP is designed to mirror the Company’s 401(k) Plan.  As permitted under Department of Labor and Internal Revenue Service regulations, the purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of some of the limits that apply to the 401(k) Plan and to receive a matching contribution with respect to compensation that exceeds the qualified plan limits.  The following table contains information on the SERP.

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE4
Scott E. Howe	_	_	_	_	_
Warren C. Jenson	$7,500	$225	$87	–	$7,812
Nada Stirratt	$1,250	$38	–	–	$1,288
Jerry C. Jones	_	_	$7,735	–	$70,463
Cindy K. Childers	$7,750	$233	$29,534	–	$320,677
Jerry D. Gramaglia	_	_	–	–	–
Christopher W. Wolf	_	_	$7,985	$123,456	–5
Art G. Kellam	_	_	_	_	_
John A. Adams	_	_	_	_	_
Shawn M. Donovan	_	_	$2,585	_	$27,243
______________________
1	The amounts reported in this column are included in the “Salary” column of the Summary Compensation Table.

2	The amounts reported in this column are included in the “All Other Compensation” column of the Summary Compensation Table.

3	None of the earnings reported in this column are above-market earnings. None of the amounts in this column are reflected in the Summary Compensation Table.

4
Included in this column are the following amounts which are also reported in the Summary Compensation Table for fiscal years 2012, 2011 and 2010: Mr. Jenson - $7,725 for 2012; Ms. Stirratt - $1,288 for 2012; Mr. Jones - $18,868 for 2010; Ms. Childers - $7,983 for 2012; Mr. Wolf - $16,465 for 2011 and $22,886 for 2010; and Mr. Donovan - $13,592 in 2010.

5	Mr. Wolf took a complete distribution of his SERP account on December 15, 2011; therefore, there was no balance at the end of fiscal year 2012.

Under both the SERP and the 401(k) Plans, the Company matched a participant’s combined contributions at a rate of $.50 on the dollar up to the first 6% of the participant’s compensation.  The matching contribution is comprised of shares of the Company’s stock for the 401(k) and SERP contributions in excess of $245,000.  For SERP contributions of less than $245,000, the Company match is in cash.  The matching contribution vests at 20% after two years of a participant’s employment and 20% each year thereafter until fully vested. Vesting is accelerated in the event of death, disability or retirement.

The investment choices under the SERP are similar to those provided under the 401(k) Plan.  A participant’s deferrals are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds.  The participant does not actually own any shares in the investments.

Under the SERP plan prior to deferring compensation, participants must elect the time and manner of their account payouts.  For amounts earned and vested prior to January 1, 2005, participants may elect to have their accounts paid before termination because of financial hardship or pursuant to an in-service distribution.  If a participant requests an in-service distribution, the participant must forfeit 10% of the distribution.  For amounts earned and vested on and after January 1, 2005, participants may elect to have their accounts paid before termination because of financial hardship or at a time specified in advance by the participant.  Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity.  Under limited circumstances, participants may change the time and manner of their account payouts. A participant may elect to have matching contribution amounts that are credited to the participant’s account in the form of stock distributed in the form of stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables and narrative below reflect the amount of compensation payable to each of the NEOs in the event of termination of the executive’s employment under the various circumstances described. The amounts shown assume that the termination was effective as of March 31, 2012 and include amounts earned through that time.  These are only estimates of the amounts which would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which an NEO’s employment terminates, he/she may be entitled to receive amounts earned during his/her term of employment. These amounts include:

•	base salary earned through the date of termination; and/or
•	amounts accrued and vested through the Company’s Retirement Savings Plan and Supplemental Executive Retirement Plan.

Payments under Mr. Howe’s and Mr. Jenson’s Employment Contracts.  As discussed above, Mr. Howe entered into an employment agreement with the Company on July 26, 2011, and Mr. Jenson entered into an employment agreement with the Company on January 11, 2012 (collectively the “Employment Agreements”). Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are entitled to termination payments if Mr. Howe or Mr. Jenson is terminated by the Company without cause (defined to include a willful failure to substantially perform duties following a cure period, intentional misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or a material breach of the agreement or other policy that remains following a cure period) or if Mr. Howe or Mr. Jenson resign for good reason (defined to include a material reduction in title, position or responsibilities, a reduction in salary, breach of the agreement by the Company that remains following a cure period, and, in the Jenson Agreement, a forced relocation more than 30 miles from the Company’s Foster City, California location).

In the event of a qualifying termination, subject to the Company receiving a general release of claims from him, Mr. Howe or Mr. Jenson will be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 200% of base salary in Mr. Howe’s case and 100% of base salary in Mr. Jenson’s case, (iv) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, and (v) vesting of a prorated portion of performance units (x) that are earned but unvested or (y) for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed.

The amounts referred to in clauses (i)-(iii) are to be paid immediately following the delay period which is generally 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee termination program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (the “Delay Period”).   Vesting of performance units will occur immediately following expiration of the Delay Period for performance units that are earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has lapsed based on the Company’s actual performance.

Payments under Ms. Childers’ Retention Agreement. In the event that Ms. Childers is terminated without cause (e.g. willful failure to substantially perform duties, intentional misconduct, gross negligence that is materially injurious to the Company or conviction of a felony crime) or resigns for Good Reason (e.g. a material reduction in title, duties, authority or base pay) prior to November 15, 2012, subject to the Company receiving a general release of claims from her, Ms. Childers is entitled to payment of the $310,000 retention bonus specified under the terms of the Retention Agreement entered into between Ms. Childers and the Company on December 12, 2011.  This payment will be made regardless of whether Ms. Childers remains employed after November 15, 2012 and is payable over 12 months in equal semi-monthly payments on Acxiom’s regular pay dates.

Payments under the Severance Policy. On November 9, 2010, the Board of Directors of the Company adopted the Acxiom Corporation 2010 Executive Severance Policy (the “Severance Policy”) which provides severance benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities and Exchange Act of 1934, except for those officers with employment agreements in effect.  Mr. Jones, Ms. Childers, and Ms. Stirratt are covered by the terms of the Severance Policy. Because Mr. Howe and Mr. Jenson have employment agreements with the Company, they are not covered by the Severance Policy.

Under the Severance Policy, if Mr. Jones, Ms. Childers or Ms. Stirratt is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes a one-year non-competition and non-solicitation of customers restriction, he/she will receive an amount equal to 100% of base salary and a prorated portion of any performance units (i) that are earned but unvested and (ii) for which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. For purposes of the Severance Policy, “cause” is defined to include a willful failure to substantially perform duties following a cure period, willful misconduct, gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime or a material breach of the Severance Policy or other policy that remains after a cure period. The base salary will be paid on regular paydays during the 12 months following the Delay Period. Vesting of performance units will occur within 30 days of the expiration of the Delay Period for performance units earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has lapsed based on actual Company performance.

Payment Made Upon Non-Renewal of the Employment Agreement

In the event of non-renewal of the Howe Agreement or Jenson Agreement, Mr. Howe or Jenson, respectively, will be entitled to receive (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program.  Additionally, upon execution of a general release of claims against the Company, Mr. Jenson shall be entitled to receive a payment equal to 100% of his base pay to be paid in 12 equal monthly payments beginning upon the expiration of the Delay Period.

Payments Made Upon Retirement

In the event of retirement, an NEO will receive earned but unpaid base compensation through the retirement date and any amounts accrued and vested to which he is otherwise entitled under a plan, program or policy of the Company.  The Company may, in its discretion, pay the retiring NEO a prorated payout under the Cash Incentive Plan based on the portion of the performance period that had elapsed through the retirement date and attainment against targets during that period.

Additionally, the Company may accelerate the vesting of unvested RSUs or stock options granted prior to August 5, 2008 pursuant to guidelines approved by the Compensation Committee of the Board of Directors.  For employees that retire at or after age 55 with at least 10 years of service or at any age with at least 20 years of service, up to 100% of unvested RSUs or options granted prior to August 5, 2008 are eligible for accelerated vesting, as determined by the Company at the time of retirement. For employees that retire at or after age 55 with at least 5 years of service or at any age with at least 15 years of service, up to 50% of unvested RSUs or options granted prior to August 5, 2008 are eligible for accelerated vesting, as determined by the Company at the time of retirement.  As of March 31, 2012, of the NEOs, only Mr. Jones and Ms. Childers are eligible for and have grants that qualify for accelerated vesting.

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, in addition to the potential benefits listed under the headings “Payments Made Upon Termination” (first two bullets) and “Payments Made Upon Retirement” above, the NEO will receive benefits under the Company’s life insurance plan or disability plan, as applicable.  Also, upon death or six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest, and all performance units related to a completed performance period will vest based on actual Company attainment.

Payments under Mr. Howe’s and Mr. Jenson’s Employment Agreements. The Employment Agreements provide that in the event of termination as a result of death or disability, Mr. Howe or Mr. Jenson or their respective estates would be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus to which he would otherwise have been entitled in the year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination.  The amount in (i)-(iii) would be paid at the time it would otherwise have been paid had he remained employed. The amount in (iv) would be paid within 60 days of the date of termination.

Payments under Ms. Childers’ Retention Agreement. Upon death or disability, Ms. Childers or her estate will receive a prorated portion of the $310,000 retention bonus based on the period of time actually worked during the retention period.

Payments Made Upon Termination Following a Change in Control

Payments under Mr. Howe’s and Mr. Jenson’s Employment Agreements.  Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are eligible to receive change in control payments if they are terminated from employment by the Company without cause  within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control. The amount payable in the event of a qualifying termination, subject to the Company receiving a general release of claims, is: (i) all earned base salary and benefits payable through the date of termination; (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 300% of the current base salary under the Howe Agreement and 200% of the current base salary under the Jenson Agreement, and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company.  In addition, all equity awards (other than performance units) which are outstanding but unvested would vest. Payments under clauses (i)-(iii) would be made in a lump sum immediately following the Delay Period.

Regardless of whether Mr. Howe or Mr. Jenson is terminated, vesting would immediately occur upon a change in control for a prorated portion of performance units (other than inducement performance units) which are earned but unvested or for which the performance period is ongoing but for which one year of the performance period has elapsed at the time of the change in control. In the case of inducement performance units, vesting would immediately occur upon a change in control for earned but unvested inducement performance units or inducement performance units for which the performance period is ongoing with the number of units vesting based on the Company’s performance on the date of the change in control.

Finally, under the Employment Agreements in the event that Mr. Howe or Mr. Jenson is terminated without cause or for good reason following the public announcement of a Board approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe or Mr. Jenson would receive, in addition to any amounts they received for a without cause or good reason termination: (i) an amount equal to 100% of the then current base pay, (ii) an amount equal to the value of all unvested equity that was forfeited upon termination, except performance units, that would have vested on or prior to a termination for good reason following a change in control had he remained employed until the change in control using the value of the Company’s common stock implied by the change in control price of the stock, and (iii) an amount equal to the difference between what was actually paid with respect to performance units, including inducement performance units, and that which would have been paid had he remained employed through the date of the change in control. These payments shall be made on the later of the expiration of the Delay Period applicable to the actual termination or as soon as administratively practicable following the change in control.

Payments under 2010 Executive Officer Severance Policy.  Under the Severance Policy, benefits are due if Mr. Jones, Ms. Childers or Ms. Stirratt is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control.  Upon execution of a general release of claims against the Company which includes a one-year non-competition and non-solicitation restriction, benefits paid would include: (i) 150% of his/her base salary; and (ii) vesting of all equity awards except for performance units. Benefits under clause (i) would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period, and benefits under clause (ii) would be processed within 30 days of the expiration of the Delay Period.

Regardless of whether Mr. Jones, Ms. Childers or Ms. Stirratt is terminated, at the time of a change in control, a prorated portion of any performance units which are earned but unvested or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed will vest according to the terms of the Severance Policy.  The performance units would be processed within 30 days of the change in control.

Payments under the Change in Control Policy. On November 9, 2010, the Board of Directors of the Company adopted the 2010 Senior Vice President and Special Situation Change in Control Severance Policy (the “CIC Policy”) which provides severance benefits to Senior Vice Presidents and Special Situation Associates of the Company as designated by the Board or the Compensation Committee of the Board who meet the eligibility requirements of the Policy. Mr. Kellam has been designated as a Special Situation Associate and is, therefore, covered under the CIC Policy.

Under the CIC Policy, benefits are due if Mr. Kellam is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the CIC Policy) within a two-year period following a change in control.  Upon execution of a general release of claims against the Company which includes a one-year non-competition and non-solicitation restriction, benefits paid would include: (i) 50% of his base salary, and (ii) vesting of all equity awards except for performance units. Benefits under clause (i) would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period, and benefits under clause (ii) would be processed within 30 days of the expiration of the Delay Period.

Regardless of whether Mr. Kellam is terminated, at the time of a change in control, a prorated portion of any performance units which are earned but unvested or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed will vest according to the terms of the CIC Policy.  The performance units would be processed within 30 days of the change in control.

Accelerated Vesting upon a Change in Control.  Under the Company’s 2000 Associate Stock Option Plan, its 2005 Plan and its Inducement Plan, the Board of Directors has the authority to accelerate vesting of outstanding stock options and/or RSUs in the event of a change in control regardless of whether an employee’s employment is terminated in connection with that change in control. In addition, performance awards may be prorated and any deferral or other restriction may lapse, and the performance awards may be immediately settled or distributed.

Scott E. Howe

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Scott E. Howe, the Company’s Chief Executive Officer and President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Non-Renewal by the Company	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control1	Death or Disability
Severance	–	–	$1,200,0002	–	–	–	$1,800,0003	–
Leadership Cash Incentive Plan4	–	–	–	–	–	–	–	$300,0005
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–	–6	$324,2307	$324,2308
Restricted Stock Units	–	–	–	–	–	–6	$836,1297	$836,1298
Performance Stock Units	–	–	$368,292	–	–	$2,264,2737	–	–
Total	$0	$0	$1,568,2929	$0	$0	$2,264,273	$2,960,3599	$1,460,359
______________________
1
Under the Howe Agreement, in the event that Mr. Howe is terminated without cause or for good reason following the public announcement of a Board approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe would receive a supplemental payment equal to the value of what he would have received had he remained employed on or through the date of the change in control.

2	Represents 200% of base salary.

3	Represents 300% of base salary.

4
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise. In Mr. Howe’s case, he would receive $300,000.

5
In the event of his death or disability, Mr. Howe’s employment agreement specifies that he or his survivors will receive payment of any target cash bonus that Mr. Howe would have been entitled to but for his death or disability, prorated based on the portion of the applicable year that Mr. Howe worked.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents the accelerated vesting of certain equity awards according to the terms of Mr. Howe’s employment agreement. The stock option value was determined by subtracting the strike price from the closing stock price of the Company’s common stock on March 30, 2012 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 30, 2012 by the number of unvested inducement performance units and a prorated portion of long term incentive performance units for grants for which one year of the performance period was completed, however, this amount would be decreased if actual attainment at the time of the change in control was less than 100%. No other performance units qualify for acceleration under the terms of Mr. Howe’s employment agreement as of March 31, 2012.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

9
If the total payment to Mr. Howe under his employment agreement constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Warren C. Jenson

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Warren C. Jenson, the Company’s Chief Financial Officer and Executive Vice President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Non-Renewal by the Company	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control1	Death or Disability
Severance	–	–	$450,0002	–	$450,0002	–	$900,0003	–
Leadership Cash Incentive Plan4	–	–	–	–	–	–	–	$65,3625
Supplemental Executive Retirement Plan	$7,5876	$7,5876	$7,5876	$7,5876	$7,5876	–7	$7,5876	$7,8126
Stock Options	–	–	–	–	–	–8	$235,4669	$235,46610
Restricted Stock Units	–	–	–	–	–	–8	$181,8859	$181,88510
Performance Stock Units	–	–	–	–	–	$1,585,9989	–	–
Total	$7,587	$7,587	$457,58711	$7,587	$457,587	$1,585,998	$1,324,93811	$490,525
______________________
1
Under the Jenson Agreement, in the event that Mr. Jenson is terminated without cause or for good reason following the public announcement of a Board approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Jenson would receive a supplemental payment equal to the value of what he would have received had he remained employed on or through the date of the change in control.

2	Represents 100% of base salary.

3	Represents 200% of base salary.

4
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.  In Mr. Jenson’s case, he would receive $65,362.

5
In the event of his death or disability, the terms of Mr. Jenson’s employment agreement specifies he or his survivors will receive payment of any target cash bonus that Mr. Jenson would have been entitled to but for his death or disability, prorated based on the portion of the applicable year that Mr. Jenson worked.

6
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2012 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

7
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

8	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

9
Represents the accelerated vesting of all equity awards according to the terms of Mr. Jenson’s employment agreement. The stock option value was determined by subtracting the strike price from the closing price of the Company’s common stock on March 30, 2012 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 30, 2012 by the number of unvested inducement performance units, however, this amount would be decreased if actual attainment at the time of the change in control was less than 100%.

10
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

11
If the total payment to Mr. Jenson under his employment agreement constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Nada C. Stirratt

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Nada C. Stirratt, the Company’s Chief Revenue Officer and Executive Vice President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	$500,0001	–	–	$750,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$1,2504	$1,2504	$1,2504	$1,2504	–5	$1,2504	$1,2884
Stock Options	–	–	–	–	–6	$202,0007	$202,0008
Restricted Stock Units	–	–	–	–	–6	$146,8007	$146,8008
Performance Stock Units	–	–	–	–	–6	–	–
Total	$1,250	$1,250	$501,2509	$1,250	$0	$1,100,0509	$350,088
________________________
1	Represents 100% of base salary.

2	Represents 150% of base salary.

3	Ms. Stirratt did not participate in the Cash Incentive Plan in fiscal year 2012.

4
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2012 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents accelerated vesting of all Ms. Stirratt’s unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

9
If the total payment to Mr. Stirratt under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Jerry C. Jones

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Jerry C. Jones, the Company’s Chief Legal Officer and Senior Vice President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	$380,0001	–	–	$570,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$70,4634	$70,4634	$70,4634	$70,4634	–5	$70,4634	$70,4634
Stock Options	–	$8,6006	–	–	–7	$78,1778	$78,1779
Restricted Stock Units	–	$35,7166	–	–	–7	$255,4618	$255,4619
Performance Stock Units	–	–	$99,92610	–	$99,92611	–	–
Total	$70,463	$114,779	$550,38912	$70,463	$99,926	$974,10112	$404,101
________________________
1	Represents 100% of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise. In Mr. Jones’ case, he would receive $150,669.

4	This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2012 under the SERP. Mr. Jones is fully vested in the SERP.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	Represents the accelerated vesting of awards granted prior to August 5, 2008, as described under “Potential Payments Upon Termination or Change in Control – Payments Made Upon Retirement.”

7	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

8
Represents accelerated vesting of all Mr. Jones’ unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

9
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 30, 2012 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2012, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 30, 2012 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2012; however, this amount would be based on actual Company attainment at the time of the change in control and would be decreased if the Company achieved less than 100% attainment of the objectives.

12
If the total payment to Mr. Jones under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Cindy K. Childers

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Cindy K. Childers, the Company’s Senior Vice President of Human Resources.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	$620,0001	–	–	$775,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$320,6774	$320,6774	$320,6774	$320,6774	–5	$320,6774	$320,6774
Stock Options	–	$6,0616	–	–	–7	$71,0438	$71,0439
Restricted Stock Units	–	$25,1766	–	–	–7	$251,5428	$251,5429
Performance Stock Units	–	–	$109,94810	–	$109,94811	–	–
Total	$320,677	$351,914	$1,050,62512	$320,667	$109,948	$1,418,26212	$643,262
________________________
1	Represents 100% of base salary payable under the Severance Policy and payment of the retention bonus under the Retention Agreement.

2	Represents 150% of base salary payable under the Severance Policy and payment of the retention bonus under the Retention Agreement.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise. In Ms. Childers’ case, she would receive $135,207.

4	This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2012 under the SERP. Ms. Childers is fully vested in the SERP.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	Represents the accelerated vesting of awards granted prior to August 5, 2008, as described under “Potential Payments Upon Termination or Change in Control – Payments Made Upon Retirement.”

7	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

8
Represents accelerated vesting of all Ms. Childers’ unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

9
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 30, 2012 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing price of the Company’s common stock on March 30, 2012 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2012; however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 30, 2012 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2012, however, this amount would be based on actual Company attainment at the time of the change in control and would be decreased if the Company achieved less than 100% attainment of the objectives.

12
If the total payment to Ms. Childers under the Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Jerry D. Gramaglia

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Jerry D. Gramaglia, the Company’s former Interim Chief Executive Officer and President.
Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	–	–	–	–	–
Leadership Cash Incentive Plan	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–	–	–
Restricted Stock Units	–	–	–	–	–1	–	$428,6562
Performance Stock Units	–	–	–	–	–	–	–
Total	$0	$0	$0	$0	$0	$0	$428,656
______________________
1	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

2
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

Art G. Kellam

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2012 for Art G. Kellam, the Company’s former Interim Principal Financial and Accounting Officer.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason following a Change in Control	Death or Disability
Severance	–	–	–	–	–	$100,0001	–
Leadership Cash Incentive Plan2	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–	–	–
Restricted Stock Units	–	–	–	–	–3	$250,4854	$250,4855
Performance Stock Units	–	–	–	–	–	–	–
Total	$0	$0	$0	$0	$0	$350,4856	$250,485
________________________
1	Represents one-half of Mr. Kellam’s annual base salary.

2
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.  In Mr. Kellam’s case, he would receive $72,782.

3	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

4
Represents accelerated vesting of all Mr. Kellam’s unvested RSUs.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

5
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The RSU value was determined by multiplying the number of unvested RSUs by the closing price of the Company’s common stock on March 30, 2012.

6
If the total payment to Mr. Kellam under the  CIC Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Christopher W. Wolf

On March 30, 2011, the Company announced that Mr. Wolf had informed the Company of his intention to resign for personal reasons from his position as Chief Financial Officer of the Company. On May 6, 2011, the Company entered into a Retention Agreement with Mr. Wolf to retain his services as Chief Financial Officer of the Company through June 1, 2011 and to make himself available as a consultant to the Company as needed to assist in the transition to a new Chief Financial Officer for 12 months thereafter. On June 1, 2011, Mr. Wolf resigned from his position as the Company’s Chief Financial Officer and Executive Vice President. He subsequently executed the required general release of claims and was entitled to receive the retention payment of $33,333 per month through May 31, 2012 provided he satisfied his obligation to provide consulting services as needed which he did.

The SERP provided applicable termination benefits to Mr. Wolf in accordance with normal termination guidelines.  He received his balance in accordance with his timing elections following a six month delay necessitated by section 409A of the Internal Revenue Code.

John A. Adams

On December 31, 2011, Mr. Adams resigned from his position as the Company’s Chief Operating Officer and Executive Vice President. Mr. Adams’ resignation was treated as a termination without cause for purposes of his employment agreement.  Following his execution of a general release of claims against the Company, Mr. Adams was eligible to receive severance equal to $875,000 (150% of his base salary prior to the 10% reduction in pay elected by Mr. Adams)  to be paid in 24 semi-monthly payments over the 12- month period beginning on January 31, 2012.

Shawn M. Donovan

On December 31, 2011, Mr. Donovan resigned from his position as the Company’s Executive Vice President - Global Sales, Markets and Consulting. Mr. Donovan did not receive any severance benefits from the Company.  The SERP will provide applicable termination benefits to Mr. Donovan in accordance with normal termination guidelines.  He will receive the balance in accordance with his timing elections following a six month delay necessitated by section 409A of the Internal Revenue Code.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Governance/Nominating Committee of the Board of Directors reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year.  In the past fiscal year, the base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, was $155,000, of which $95,000 was payable in restricted stock units (“RSUs”) and $60,000 was payable in RSUs or cash at the election of each director.  The base annual retainer for the Non-Executive Chairman of the Board in the past fiscal year was $227,500, of which $137,500 was payable in RSUs and $90,000 was payable in RSUs or cash at the election of the Non-Executive Chairman.  An additional $10,000 per committee was paid to each non-employee director for his or her service on the Audit/Finance, Compensation and Governance/Nominating Committees, payable in RSUs or cash at the election of each director.  The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees were paid an additional $25,000, $25,000 and $15,000, respectively, as compensation for their responsibilities as chairs.  In August 2008 the Board adopted the Acxiom Corporation Directors’ Deferred Compensation Plan under which stock (but not cash) fees may be deferred.

The following table shows the compensation paid in fiscal 2012 to the individuals who were serving as non-employee directors during the year, with the exception of Mr. Gramaglia.  Because Mr. Gramaglia served as interim Chief Executive Officer and President of the Company for a portion of fiscal year 2012, his compensation is included in the Summary Compensation Table beginning on page 36 above.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)1	Total ($)
William T. Dillard II	-	$175,000	$175,000
Michael J. Durham	-	$175,000	$175,000
Ann Die Hasselmo	-	$190,000	$190,000
William J. Henderson	$80,000	$95,000	$175,000
Clark M. Kokich	-	$175,000	$175,000
Kevin M. Twomey	$105,000	$95,000	$200,000
R. Halsey Wise2	-	$190,000	$190,000
_____________________
1
These amounts reflect the grant-date fair value of the RSUs.  The RSUs were granted to the directors on August 17, 2011.  The number of RSUs was determined based on the closing price per share of the Company’s common stock on that date ($10.54).  The RSUs will vest in full on the date of the 2012 Annual Stockholders Meeting (August 16, 2012).

2
 Mr. Wise resigned from the Board of Directors effective December 9, 2011.  The number of RSUs issuable to him on the vest date will be prorated based upon the amount of time he served as a director prior to his resignation.

Board of Directors’ Stock Ownership Guidelines

    The following guidelines below have been adopted by the Board of Directors with respect to stock ownership:

    To further align the interests of non-employee directors with the interests of the Company’s stockholders, each non-employee director is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times the non-employee director's base annual retainer. Non-employee directors shall have five years from the date of election or appointment (or five years from April 10, 2007 for those directors who were in office at that time) to attain such ownership levels. The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.  For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan.  The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the director’s acquisition date. In the event a non-employee director’s base annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.

            All of the current directors who have served on the Board for five or more years have met or exceeded the ownership requirements, as had Mr. Wise while he was on the Board.

AUDIT/FINANCE COMMITTEE REPORT

This report provides information concerning the Audit/Finance Committee of the Board of Directors.  The committee’s charter is available on the Company’s website at www.acxiom.com.  The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NASDAQ rules.  The current members are Mr. Twomey, Mr. Dillard, Mr. Durham, Dr. Hasselmo and Mr. Kokich.

In connection with its function to oversee and monitor Acxiom’s financial reporting process, the Audit/Finance Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2012, as well as any material financial or non-financial arrangements of Acxiom which do not appear in the financial statements; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence and (4) discussed with the independent accountant its independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2012, be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the Securities and Exchange Commission.

Audit / Finance Committee

Kevin M. Twomey, Chairman
William T. Dillard II
Michael J. Durham
Ann Die Hasselmo
Clark M. Kokich

RELATED-PARTY TRANSACTIONS

The Governance/Nominating Committee of the Board of Directors has the responsibility of reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  As provided in the committee’s charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company’s past fiscal year, there were no reportable related-party transactions, and none are currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom’s executive officers, directors, and the owners of more than 10 percent of our stock to file reports of ownership and changes in ownership with the SEC.  These reports are also filed with Financial Industry Regulatory Authority, or FINRA.  A copy of each report is furnished to Acxiom.  SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2012, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

STOCKHOLDER PROPOSALS

It is currently anticipated that the 2013 Annual Meeting of Acxiom stockholders will be held on August 7, 2013.  Stockholders who intend to present proposals at the 2013 Annual Meeting and who wish to have those proposals included in Acxiom’s proxy statement for the 2013 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 601 E. Third Street, Little Rock, Arkansas 72201 on or before February 28, 2013.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Acxiom’s 2013 Annual Meeting.

In addition, under Acxiom’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2013 Annual Meeting, and who do not intend to have such proposal  included in the Company’s proxy statement and form of proxy relating to the 2013 meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom’s bylaws) is received by the Company’s Corporate Secretary at the address specified above not earlier than May 18, 2013, nor later than June 17, 2013, to be considered timely.  Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2013 Annual Meeting.

EXPENSES OF SOLICITATION

Acxiom will bear the expense of preparing and mailing the proxy statement and related materials.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties.  We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017 to assist in the mailing and solicitation of proxies for fees which are expected not to exceed $15,000.

HOUSEHOLDING OF PROXY MATERIALS

If you and other Acxiom stockholders share a mailing address, you may have received a single copy of Acxiom’s notice of Internet availability of proxy materials and, if applicable, this proxy statement and the annual report.  This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.  Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it.  Each stockholder will continue to receive a separate proxy card or voting instruction form.

If you would like to receive an extra copy of the annual report or this proxy statement, we will send a copy to you by mail upon request to the corporate secretary, 601 East Third Street, Little Rock, Arkansas 72201, or by calling 501-342-0519.  Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com and at http://www.edocumentview.com/ACX.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  If this option is not available to you, please contact your custodian bank or broker directly.  The revocation of a consent to householding will be effective 30 days following its receipt.  You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

OTHER MATTERS

The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.  Discretionary authority to vote on other matters is included in the proxy.  The materials referred to in this proxy statement under the captions “Compensation Committee Report” and “Audit/Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary

Little Rock, Arkansas
June 28, 2012

(Side 1)
PROXY PROXY

ACXIOM CORPORATION
This Proxy Is Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders
to be Held on August 16, 2012

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 19, 2012, at the Annual Meeting of Stockholders to be held at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas at 8:00 a.m. CDT on August 16, 2012, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:	FOR	AGAINST	ABSTAIN
	John L. Battelle	☐	☐	☐
	Ann Die Hasselmo	☐	☐	☐
	William J. Henderson	☐	☐	☐
			FOR	AGAINST	ABSTAIN
2.	Advisory (non-binding) vote to approve the compensation of Acxiom Corporation’s named executive officers		☐	☐	☐
			FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as independent registered public accountant		☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

4.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE	DATED :	, 2012

SIGNATURE	DATED :	, 2012

NOTE:
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.